UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. __)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [   ]

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[ ]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Material under Rule 240.14a-12

NORTHGATE INNOVATIONS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NORTHGATE INNOVATIONS, INC.

801 S. Sentous Street
City of Industry, California 91748
(626) 923-6000

May 3, 2004

Dear Stockholder:

      You are cordially invited to attend the 2004 Annual Meeting of Stockholders of Northgate Innovations, Inc., which will be held at Pacific Palms Conference Resort, One Industry Hills Parkway, City of Industry, California 91744 (near Los Angeles, California), on Wednesday, May 26, 2004. The 2004 Annual Meeting of Stockholders will begin promptly at 8:00 a.m. local time.

      The accompanying notice of annual meeting and proxy statement, which you are urged to read carefully, provide important information regarding the business to be conducted at the Annual Meeting.

      Your Board of Directors recommends a vote “FOR” all of the proposals and director nominees.

      You are requested to complete, date and sign the enclosed proxy card and promptly return it in the enclosed envelope, whether or not you plan to attend the Annual Meeting. If you do attend the meeting, you may vote in person even if you have submitted a proxy card. REGARDLESS OF THE NUMBER OF SHARES YOU OWN OR WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AND VOTED. If you hold your shares in “street name” (that is, through a broker, bank or other nominee), please review the instructions on the proxy forwarded by your broker, bank or other nominee regarding the option, if any, to vote on the Internet or by telephone. If you plan to attend the meeting in person, please remember to bring a form of personal identification with you and, if you are acting as a proxy for another stockholder, please bring written confirmation from the record owner that you are acting as a proxy.

      On behalf of the Board of Directors, I thank you for your support and continued interest in Northgate.

Sincerely,

KENT A. SAVAGE
Chairman of the Board of Directors and
Chief Executive Officer

NORTHGATE INNOVATIONS, INC.

801 S. Sentous Street
City of Industry, California 91748
(626) 923-6000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on Wednesday, May 26, 2004

       This notice of annual meeting and proxy statement and proxy are first being mailed to stockholders on or about May 3, 2004

Time and Date	8:00 a.m., local time, on Wednesday, May 26, 2004

Place	Pacific Palms Conference Resort, One Industry Hills Parkway, City of Industry, California 91744

Items of Business	(1) To elect six directors to serve on the Board of Directors until the 2005 Annual Meeting of Stockholders and until their respective successors are elected and qualified;

(2) To approve the adoption of the 2004 Stock Incentive Plan;

(3) To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

Adjournments and Postponements	Any action on the items of business described above may be considered at the Annual Meeting at the time and on the date specified above or at any time and date to which the Annual Meeting may be properly adjourned or postponed.

Record Date	You are entitled to vote only if you are a Northgate stockholder as of the close of business on April 23, 2004, the Record Date.

Meeting Admission	You are entitled to attend the Annual Meeting only if you are a Northgate stockholder as of the close of business on the Record Date or hold a valid proxy for the Annual Meeting. You should be prepared to present photo identification for admittance. If you are not a stockholder of record, but hold shares through a broker, bank or other nominee (i.e., street name), you should provide proof of beneficial ownership as of the Record Date, such as your most recent account statement prior to April 23, 2004, a copy of the proxy card provided by your broker, bank or nominee, or other similar evidence of ownership. If you do not provide photo identification or comply with the other procedures outlined above upon request, you may not be admitted to the Annual Meeting.

List of Stockholders Entitled to Vote	A list of our stockholders entitled to vote at the Annual Meeting will be open for the examination by any stockholder for any purpose germane to the Annual Meeting during ordinary business hours for a period of ten days before the Annual Meeting at our offices at 801 S. Sentous Street, City of Industry, California 91748.

Voting	YOUR VOTE IS VERY IMPORTANT TO US. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE ENCOURAGE YOU TO READ THIS PROXY STATEMENT AND TO SUBMIT YOUR PROXY AS SOON

AS POSSIBLE. YOU MAY SUBMIT YOUR PROXY FOR THE ANNUAL MEETING BY COMPLETING, SIGNING, DATING AND RETURNING YOUR PROXY IN THE PRE-ADDRESSED ENVELOPE PROVIDED, OR IN SOME CASES, BY USING THE TELEPHONE OR INTERNET. FOR SPECIFIC INSTRUCTIONS ON HOW TO VOTE YOUR SHARES, PLEASE REFER TO THE SECTION ENTITLED QUESTIONS AND ANSWERS BEGINNING ON PAGE 1 OF THIS PROXY STATEMENT OR THE INFORMATION PROVIDED TO YOU BY YOUR BROKER, BANK OR OTHER NOMINEE.

EVEN IF YOU HAVE VOTED YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE IN PERSON AT THE MEETING, YOU MUST OBTAIN FROM SUCH BROKER, BANK OR OTHER NOMINEE, A PROXY ISSUED IN YOUR NAME.

By Order of the Board of Directors

J. WILLIAM WILSON
Corporate Secretary

City of Industry, California

May 3, 2004

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS

AND THE ANNUAL MEETING

      Although we encourage you to read the proxy statement in its entirety, we include these Questions and Answers to provide background information and brief answers to several questions that you may have about the proxy materials.

Q:     Why am I receiving these materials?

A:     Our Board of Directors is providing these proxy materials to you in connection with our Annual Meeting of Stockholders, which will take place on Wednesday, May 26, 2004. Stockholders are invited to attend the Annual Meeting and are entitled to and requested to vote on the proposals described in this proxy statement.

Q:     What information is contained in this proxy statement?

A:     The information included in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, information regarding compensation of our directors and most highly paid executive officers in the most recent year, and certain other required information.

Q:     What proposals will be voted on at the Annual Meeting?

A:     The proposals scheduled to be voted on at the Annual Meeting are:

(1)	To elect six directors to serve on the Board of Directors until the 2005 Annual Meeting of Stockholders and until their respective successors are elected and qualified; and

(2)	To approve the adoption of the 2004 Stock Incentive Plan

      We will also consider any other business that properly comes before the Annual Meeting.

Q:     How does the Board of Directors recommend that I vote?

A:     Our Board of Directors recommends that you vote your shares “FOR” each of the nominees to the Board of Directors and “FOR” the approval of the adoption of the 2004 Stock Incentive Plan.

Q:     What shares owned by me can I vote?

A:     Each share of our common stock issued and outstanding as of the close of business on April 23, 2004, the Record Date, is entitled to be voted for all proposals being voted upon at the Annual Meeting. You may cast one vote per share of common stock held by you as of the Record Date. These shares include shares that are (1) held directly in your name as the stockholder of record, and (2) shares held for you as the beneficial owner through a broker, bank or other nominee. As of March 31, 2004, we had 18,942,808 shares of common stock issued and outstanding.

Q:     What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:     Many of our stockholders hold their shares through a broker, bank or other nominee, rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

          Stockholder of Record

      If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered with respect to those shares the stockholder of record, and we sent these proxy materials directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Annual Meeting. We have enclosed a proxy card for you to use.

          Beneficial Owner

      If your shares are held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker, bank or nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or nominee on how to vote and are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a legal proxy from the broker, bank, or nominee that holds your shares giving you the right to vote the shares at the Annual Meeting. Your broker, bank or nominee has enclosed a voting instruction card for you to use in directing the broker, bank or nominee on how to vote your shares. You may also be able to vote your shares by Internet or telephone as described below under “How can I vote my shares without attending the Annual Meeting?”

Q:     How can I attend the Annual Meeting?

A:     You are entitled to attend the Annual Meeting only if you are a Northgate stockholder as of the close of business on April 23, 2004, the Record Date, or you hold a valid proxy for the Annual Meeting. You should be prepared to present photo identification for admittance. If you are not a stockholder of record, but hold the shares through a broker, bank or nominee (i.e., in street name), you should provide proof of beneficial ownership on the Record Date, such as your most recent account statement prior to April 23, 2004, a copy of the voting instruction card provided by your broker, bank or nominee, or other similar evidence of ownership. If you do not provide photo identification or comply with the other procedures outlined above upon request, you may not be admitted to the Annual Meeting.

Q:     How can I vote my shares in person at the Annual Meeting?

A:     Shares held in your name as the stockholder of record may be voted in person at the Annual Meeting. Shares held beneficially in street name may be voted in person only if you obtain a legal proxy from your broker, bank or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the meeting.

Q:     How can I vote my shares without attending the Annual Meeting?

A:     Whether you hold your shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the meeting. If you are a stockholder of record, you may vote by submitting a proxy. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker, bank or nominee. For directions on how to vote, please refer to the instructions below and those included on your proxy card, or for shares held beneficially in street name, you may vote by submitting voting instructions to your broker, bank or nominee.

      By Mail — Our stockholders of record may submit proxies by completing, signing and dating their proxy cards and mailing them in the accompanying pre-paid, pre-addressed envelope. Our stockholders who hold shares beneficially in street name may vote by mail by completing, signing and dating the voting instruction card provided by their broker, bank or nominee and mailing them in the accompanying pre-addressed envelope.

      By Internet — Most of our stockholders who hold shares beneficially in street name may vote by accessing the website specified on the voting instruction cards provided by their brokers, banks or nominees. Please check the voting instruction card for Internet voting availability.

      By Telephone — Most of our stockholders who hold shares beneficially in street name may vote by phone by calling the number specified on the voting instruction cards provided by their brokers, banks or nominees. Please check the voting instruction card for telephone voting availability.

Q:     May I change my vote?

A:     You may change your vote at any time prior to the vote at the Annual Meeting. If you are the stockholder of record, you may change your vote by granting a new proxy card bearing a later date (which automatically revokes the earlier proxy), by providing written notice of revocation to our Corporate Secretary prior to your shares being voted, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, bank or nominee, or, if you have obtained a legal proxy from your broker, bank or nominee giving you the right to vote your shares, by attending the meeting and voting in person.

Q:     Is my vote confidential?

A:     We handle proxy instructions, ballots and voting tabulations that identify individual stockholders in a manner that protects your voting privacy. Your vote will not be disclosed either within Northgate or to third parties, except: (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote and (3) to facilitate a successful proxy solicitation. If a stockholder submits a proxy card with a written comment, then that proxy card will be forwarded to our management.

Q:     How many shares must be present or represented to conduct business at the Annual Meeting?

A:     The quorum requirement for holding the Annual Meeting and for transacting business is that the holders of at least a majority of shares of our common stock entitled to vote must be present in person or represented by proxy. Both abstentions and broker non-votes are counted for the purposes of determining the presence of a quorum.

Q:     How are votes counted?

A:     For the election of directors, you may vote “FOR” all of the nominees or your vote may be “WITHHELD” for one or more of the nominees. For the other items of business, you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you “ABSTAIN,” the abstention has the same effect as a vote “AGAINST” the proposal. If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items. If you sign your proxy card or voting instruction card without giving specific instructions, your shares will be voted in accordance with the recommendations of our Board of Directors.

Q:     Who will count the vote?

A:     A representative of our transfer agent, American Stock Transfer & Trust Company, will tabulate the votes up until the morning of the meeting. At the meeting, our inspector of elections will tabulate the votes.

Q:     Who will serve as inspector of elections?

A:     J. William Wilson, our Corporate Secretary, will serve as our inspector of elections.

Q:     What is the voting requirement to approve each of the proposals?

A:     For the election of directors, the six persons receiving a plurality of “FOR” votes at the Annual Meeting will be elected. All other proposals require the affirmative “FOR” vote of a majority of those shares of our common stock present in person or represented by proxy and entitled to vote on those proposals at the Annual Meeting. If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. In tabulating the voting results for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the meeting, assuming a quorum is obtained. Abstentions have the same effect as votes against the matter.

Q:     What happens if additional proposals are presented at the Annual Meeting?

A:     Other than the three proposals described in this proxy statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxy holders, Kent A. Savage, Theodore B. Muftic and J. William Wilson, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any unforeseen reason, any of our director nominees are not available to serve as a director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be recommended by our Board of Directors.

Q:     What should I do if I receive more than one set of voting materials?

A:     You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive.

Q:     Who will bear the costs of soliciting votes for the Annual Meeting?

A:     Our Board of Directors is making this solicitation and we will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities.

Q:	Where can I find the results of the Annual Meeting?

A:     We will announce preliminary voting results at the Annual Meeting and publish final results in our quarterly report on Form 10-Q for the second quarter of our fiscal year 2004.

Q:	Where can I obtain a copy of Northgate’s Annual Report on Form 10-K for the year ended December 31, 2003?

A:     A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2003 is enclosed with this proxy statement.

Q:	What if I share an address with another stockholder?

A:     In some instances, we may deliver only one copy of this proxy statement and its attachments to multiple stockholders sharing a common address. If requested by phone or in writing, we will promptly provide a separate copy of the proxy statement and its attachments to a stockholder sharing an address with another stockholder. Requests by phone should be directed to J. William Wilson, our Corporate Secretary, at (626) 923-6000, and requests in writing should be sent to Northgate Innovations, Inc., Attention: Corporate Secretary, 801 S. Sentous Street, City of Industry, California 91748. Stockholders sharing an address who currently receive multiple copies and wish to receive only a single copy should contact their broker or send a signed, written request to us at the address above.

Q:	What is the deadline to propose actions for consideration at next year’s Annual Meeting of Stockholders or to nominate individuals to serve as directors?

A:     You may submit proposals, including director nominations, for consideration at future stockholder meetings. We expect to hold our 2005 Annual Meeting of Stockholders in or around May 2005. Our stockholders may submit proposals that they believe should be voted upon at the 2005 Annual Meeting consistent with regulations of the Securities and Exchange Commission and our bylaws.

      Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, some stockholder proposals may be eligible for inclusion in our 2005 proxy statement. Any such stockholder proposals must be submitted in writing to and received by our Corporate Secretary at 801 S. Sentous Street, City of Industry, California 91748 no later than January 2, 2005. The submission of a stockholder proposal does not guarantee that it will be included in our proxy statement.

      A stockholder may also submit a proposal for consideration outside of Rule 14a-8. Pursuant to Rule 14a-4(c)(1), a stockholder may submit a proposal for consideration at the Annual Meeting. Any such stockholder proposal to be considered at the Annual Meeting must be submitted in writing to and received by our Corporate Secretary no later than March 21, 2005. The submission of a stockholder proposal does not guarantee that it will be presented at the Annual Meeting.

      Stockholders interested in submitting a proposal are advised to contact knowledgeable legal counsel with regard to the detailed requirements of applicable federal securities laws and the our bylaws, as applicable.

Q:     Do I have any appraisal rights under the General Corporation Law of the State of Delaware?

A:     Under the General Corporation Law of the State of Delaware, you do not have any appraisal rights in connection with the proposals upon which a vote is scheduled to be taken at this Annual Meeting of Stockholders.

NORTHGATE INNOVATIONS, INC.

801 S. Sentous Street
City of Industry, California 91748

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

To Be Held on Wednesday, May 26, 2004

PROPOSAL 1

ELECTION OF DIRECTORS

      Our bylaws provide that our Board of Directors shall consist of one or more directors, with the exact number of directors to be determined by resolution of our Board of Directors. Currently, our Board of Directors has set the number of directors at seven directors by resolution. At our Annual Meeting, six directors will be elected to serve until the 2005 Annual Meeting of Stockholders, which is expected to be held in May 2005. We will have one vacancy on our Board of Directors, which may be filled by a vote of our Board of Directors after the Annual Meeting. Our Board of Directors’ nominees for election are set forth below.

      In connection with investments by Glenbrook Group, LLC during December 2003, we entered into a stock purchase agreement in which J&M Interests, a managing member of Glenbrook, received the right to nominate at least five members of our seven member Board of Directors. J&M Interests initially nominated, and our Board of Directors appointed, Troy Carter, Marc B. Crossman, Samuel J. Furrow, Jr. and Suhail Rizvi, each to fill an existing vacancy on our Board of Directors. In connection with hiring Kent A. Savage as our Chief Executive Officer in January 2004, we entered into an employment agreement with Mr. Savage in which we agreed that Mr. Savage would be appointed to serve as a member of our Board of Directors. Our Board of Directors appointed Mr. Savage to fill an existing vacancy on our Board of Directors.

Q:     What is the vote required to approve Proposal 1?

A:     Directors will be elected by a plurality vote. Unless otherwise instructed on the proxy, properly executed proxies will be voted for the election of all of the director nominees set forth below. Our Board of Directors believes that all such nominees will stand for election and will serve if elected. However, if any of the persons nominated by the Board of Directors fails to stand for election or is unable to accept election, proxies will be voted by the proxy holders for the election of such other person or persons as the Board of Directors may recommend.

Q:     How does the Board of Directors recommend I vote?

A:     Our Board of Directors unanimously recommends a vote “FOR” the director nominees listed below.

Q:     What information is provided with respect to nominees to the Board of Directors?

A:     The following table sets forth information regarding the nominees to our Board of Directors:

			Year First
			Elected
Name	Age	Position	Director

Kent A. Savage	42	Chairman of the Board of Directors and Chief Executive Officer	2004

Troy Carter(2)(3)	31	Director	2003

Marc B. Crossman	32	Director	2003

Samuel J. (Jay) Furrow, Jr.	30	Director	2003

David S. Lundeen	42	Director	2004

Suhail R. Rizvi(1)(2)(3)	38	Director	2003

(1)	Member of the Audit Committee

(2)	Member of the Compensation and Stock Option Committee

(3)	Member of the Nominating and Governance Committee

Q:     What is the business experience of the nominees for election to our Board of Directors?

A:     The business experience of our nominees for election to our Board of Directors is as follows:

      Kent A. Savage has served as our Chief Executive Officer and a member of our Board of Directors since January 2004. Mr. Savage has served as Chairman of the Board of Directors since March 2004. Prior to joining us, Mr. Savage served as co-founder and Chief Sales and Marketing Officer of TippingPoint Technologies, Inc. (NASDAQ: TPTI) from August 2001 until February 2003. Prior to TippingPoint, Mr. Savage served as co-founder, Chief Executive Officer and President of Netpliance, Inc. (NASDAQ: NPLI), the predecessor of TippingPoint, from February 1999 until March 2001. Prior to joining Netpliance, Mr. Savage served as General Manager, Broadband for the Cisco Systems Inc. Service Provider Line of Business, from April 1998 until February 1999. Mr. Savage also serves on the Board of Directors of Innovo Group, Inc. (NASDAQ: INNO), a publicly traded marketer of consumer products for the apparel and accessory markets.

      Troy Carter has served as a member of our Board of Directors since December 2003. Mr. Carter is the founder and Executive Producer of Erving Wonder Management, an entertainment management company with interests in music, TV/film, fashion and sports. Prior to forming Erving Wonder in a merger between J. Erving Group and Boy Wonder Management in 2001, Mr. Carter was the founder and chief executive officer of Boy Wonder Management from May 1999 to December 2001. Prior to forming Boy Wonder Management, Mr. Carter held various entertainment management-related positions at Bad Boy Records from 1996 to 1999.

      Marc B. Crossman has served as a member of our Board of Directors since December 2003. Mr. Crossman has served as the Chief Financial Officer of Innovo Group, Inc. (NASDAQ: INNO), a publicly traded marketer of consumer products for the apparel and accessory markets, since March 2003. Prior to joining Innovo Group, Mr. Crossman served as a Vice President and Equity Analyst with J.P. Morgan Securities Inc. from January 1999 until March 2003. Mr. Crossman also currently serves on the Board of Directors of Innovo Group.

      Samuel J. (Jay) Furrow, Jr. has served as a member of our Board of Directors since December 2003. Mr. Furrow has served as the Chief Executive Officer of Innovo Group, Inc. (NASDAQ: INNO), a publicly traded marketer of consumer products for the apparel and accessory markets, since July 2002. Prior to that, Mr. Furrow served as the President of Innovo Group from December 2000 until July 2002, as the Chief Operating Officer of Innovo Group from April 1999 until March 2003, as the Acting Chief Financial Officer of Innovo Group from August 2000 until March 2003 and as the Vice-President for Corporate Development and In-House Counsel of Innovo Group from August 1998 until April 1999. Mr. Furrow also currently serves on the Board of Directors of Innovo Group.

      David S. Lundeen has served as a member of our Board of Directors since April 2004. From March 1999 through 2002, Mr. Lundeen was a partner with Watershed Capital, a private equity firm based in Mountain

View, California. From June 1997 to February 1999, Mr. Lundeen was self-employed, managed his personal investments and acted as a consultant and advisor to various businesses. From June 1995 to June 1997, Mr. Lundeen served as Chief Financial Officer and Chief Operating Officer of BSG Corporation. He also serves as a director of Perficient, Inc. (NASDAQ: PRFT).

      Suhail R. Rizvi has served as a member of our Board of Directors since December 2003. Mr. Rizvi has served as Chairman of the Board of Directors for the Avatar Group, a Puerto Rico-based manufacturing company, since December 1995. Mr. Rizvi also serves as a member of the boards of directors for: Varsity Television, a TV network dedicated to teens; and Innovo Group, Inc. (NASDAQ: INNO), a publicly traded marketer of consumer products for the apparel and accessory markets.

Q:     How are the Board of Directors elected and how many meetings were held in fiscal 2003?

A:     Each member of our Board of Directors will be elected at the Annual Meeting of Stockholders and will serve until the next Annual Meeting of Stockholders and until a successor has been elected and qualified, or their earlier death, resignation or removal. Vacancies on our Board of Directors are filled by a majority vote of the remaining members of our Board of Directors. After the Annual Meeting of Stockholders, we will have one vacancy on our Board of Directors. Our Board of Directors manages us through meetings of the entire board and its committees. During fiscal 2003, our Board of Directors did not have any meetings and took action by written consent twice. Since we held no meetings, no incumbent member of our Board of Directors who served as a director in 2003 attended in person or via teleconference less than 75% of all the meetings of our Board of Directors and the committees on which he served during 2003. Of the incumbent members of our Board of Directors, Messrs. Carter, Crossman, Furrow and Rizvi served as directors only during December of 2003, and Messrs. Savage and Lundeen did not serve as a director in 2003. Although we do not have a formal policy regarding attendance at our Annual Meeting of Stockholders, we attempt to accommodate the schedules of each member of our Board of Directors in choosing a date for such meeting and our annual meeting of our Board of Directors. In 2003, we did not have an Annual Meeting of Stockholders or an annual meeting of our Board of Directors.

Q:     What committees does the Board of Directors have?

A:     Our Board of Directors has an Audit Committee, a Compensation and Stock Option Committee and a Nominating and Governance Committee.

      Audit Committee. The Audit Committee is currently comprised solely of Mr. Rizvi. The Audit Committee was formed in March 2004 and, therefore, did not meet or take action by written consent in fiscal 2003.

      The Audit Committee has been established to: (a) provide oversight over (1) our accounting and financial reporting processes, (2) the integrity of our financial statements and disclosures, (3) our compliance with legal and regulatory requirements, (4) the qualifications and independence of our independent auditing firm, (5) the performance of our internal audit function and our independent auditing firm, (6) our internal control systems, and (7) our process for monitoring compliance with our Code of Conduct; (b) prepare the report required by the rules of the Securities and Exchange Commission (SEC) for inclusion in the our annual proxy statement; (c) retain and terminate our independent auditing firm; (d) approve audit and non-audit services to be performed by our independent auditing firm; and (e) perform such other functions as our Board of Directors may from time to time assign to the Audit Committee. The Audit Committee has a charter that details its duties and responsibilities, which was adopted by the committee on March 24, 2004. Currently, the sole Audit Committee member is “independent” under the NASDAQ listing standards, although we are not listed on NASDAQ, and as such term is defined in the rules and regulations of the SEC. Mr. Rizvi qualifies as an “audit committee financial expert,” as such term is defined in the rules and regulations of the SEC, and as has been designated as such. A copy of the Audit Committee charter is attached to this proxy statement as Appendix B, and can be found on our website at www.northgate.com under our Investor Relations heading.

      Compensation and Stock Option Committee. The Compensation and Stock Option Committee is currently comprised of Messrs. Rizvi and Carter. Mr. Rizvi serves as chairman of the committee. The committee was formed in January 2004 and, therefore, did not meet or take action by written consent in fiscal 2003.

      The principal responsibilities of the Compensation and Stock Option Committee are to (a) assist our board in ensuring that a proper system of long-term and short-term compensation is in place to provide performance-oriented incentives to management, and that compensation plans are appropriate and competitive and properly reflect the objectives and performance of management and our company; (b) discharge our board’s responsibilities relating to compensation of our executive officers; (c) evaluate our chief executive officer and set his remuneration package; (d) prepare an annual report on executive compensation for inclusion in our annual proxy statement; (e) make recommendations to our board with respect to incentive-compensation plans and equity-based plans; and (f) perform such other functions as our board may from time to time assign to the committee. The Compensation and Stock Option Committee has a charter that details its duties and responsibilities, which was adopted by our board on January 14, 2004. Currently, all committee members are “independent” under the NASDAQ listing standards, although we are not listed on NASDAQ. A copy of the Compensation and Stock Option Committee charter can be found on our website at www.northgate.com under our Investor Relations heading.

      Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is currently comprised of Messrs. Rizvi and Carter. Mr. Rizvi serves as chairman of the committee. The Nominating and Corporate Governance Committee was formed in March 2004 and, therefore, did not meet or take action by written consent in fiscal 2003.

      The principal responsibilities of the Nominating and Corporate Governance Committee are to (a) assist our board in determining the desired experience, mix of skills and other qualities to assure appropriate board composition, taking into account the current board members and the specific needs of our company and the board; (b) identifying highly qualified individuals meeting those criteria to serve on our board; (c) proposing to our board a slate of nominees for election by the stockholders at the annual meeting of stockholders and prospective director candidates in the event of vacancies due to the resignation, death, removal or retirement of directors, or otherwise, or a change in our board composition requirements; (d) developing plans regarding the size and composition of our board and its committees; (e) reviewing management succession plans; (f) reviewing the corporate governance guidelines of our board at least annually and monitoring and making recommendations with respect to our corporate governance principles; and (g) such other functions as the board may from time to time assign to the Nominating and Corporate Governance Committee.

      The Nominating and Corporate Governance Committee has a charter that details its duties and responsibilities, which was adopted by the committee on March 24, 2004. Currently, all Nominating and Corporate Governance Committee members are “independent” under the NASDAQ listing standards, although we are not listed on NASDAQ. There is no specific procedure outlined in the charter for the Nominating and Corporate Governance Committee to consider director nominees that are recommended by stockholders, but such nominees will be considered in accordance with the principal responsibilities of the Nominating and Corporate Governance Committee, our bylaws and all applicable rules and regulations relating to such nominations by our stockholders. The Nominating and Corporate Governance Committee has the responsibility for developing criteria for the selection of new directors and nominees for vacancies. The members of the Nominating and Corporate Governance Committee have the discretion to recommend candidates that have the desired experience, mix of skills and other qualities to assure appropriate composition, while taking into account the current members and the specific needs of our board and us. To date, no more specific criteria has been developed than that set forth in the charter. Furthermore, we have not had a stockholder propose a director nominee nor have we paid any third party a fee to assist us in the process of identifying or evaluating candidates for our Board of Directors. A copy of the Nominating and Governance Committee charter can be found on our website at www.northgate.com under our Investor Relations heading.

Q:     How are members of the Board of Directors compensated for their service?

A:     On April 22, 2004, our Compensation and Stock Option Committee granted to each of our then-serving non-employee directors a fully-vested option to purchase 50,000 shares of our common stock, at $0.64 per share, as compensation for their service on our Board of Directors. After the Annual Meeting of Stockholders on May 26, 2004, our Board of Directors will meet to discuss standard compensation arrangements for members of our Board of Directors for service throughout fiscal 2004 and beyond.

Q:     Has our Board of Directors adopted a code of ethics?

A:     On March 24, 2004, our Board of Directors adopted a Corporate Code of Conduct for all of our directors, officers and employees. Our Corporate Code of Conduct is available on our website at www.northgate.com, or you may request a free copy of our Corporate Code of Conduct from:

Northgate Innovations, Inc.
Attention: General Counsel
801 S. Sentous Street
City of Industry, CA 91748
(626) 923-6000

      To date, there have been no waivers under our Corporate Code of Conduct. We intend to disclose any amendments to our Corporate Code of Conduct and any waiver from a provision of the code granted to our principal executive officer, principal financial officer or principal accounting officer, or persons performing similar functions, on a Current Report on Form 8-K filed with the SEC or on our website at www.northgate.com, within five business days following such amendment or waiver. The information contained or connected to our website is not incorporated by reference into this proxy statement and should not be considered a part of this or any other report that we file or furnish to the SEC.

Q:     Does our Board of Directors have a process for our stockholders to communicate with its members?

A:     At the present time, our Board of Directors has not adopted a formal policy setting forth a process by which our stockholders may communicate with our directors. However, any communications directed to members of our Board of Directors will be given due consideration and will be handled in accordance with their duties as members of our Board of Directors, their principal responsibilities as members of the various committees, our bylaws and all applicable rules and regulations relating to communications with our stockholders.

PROPOSAL 2

APPROVAL AND ADOPTION OF THE 2004 STOCK INCENTIVE PLAN

      On March 22, 2004, our Board of Directors adopted the Northgate Innovations, Inc. 2004 Stock Incentive Plan, subject to stockholder approval at the Annual Meeting of Stockholders to be held on May 26, 2004. We are asking you to approve the adoption of the 2004 Stock Incentive Plan and the reservation of a total of 3,500,000 shares for issuance thereunder. The proposed 2004 Stock Incentive Plan provides for an award of options, whether nonqualified or incentive, restricted common stock, restricted common stock units, performance shares, performance share units, purchases, share awards, stock appreciation rights or other awards.

      Our Board of Directors has concluded that the adoption of the 2004 Stock Incentive Plan is in our best interest and the interests of our stockholders. This 2004 Stock Incentive Plan provides us with greater flexibility with respect to the type and timing of awards to be granted under this plan than we had previously under our 1999 Stock Option Plan and our 2000 Stock Option Plan. On March 24, 2004, our Board of Directors terminated our 1999 Stock Option Plan. On the termination date, we did not have any outstanding awards under our 1999 Stock Option Plan. We will not make any further grants under that plan. Our Board of Directors has also terminated our 2000 Stock Option Plan, subject to stockholder approval and adoption of the

2004 Stock Incentive Plan. In the event of approval and adoption of the 2004 Stock Incentive Plan, that plan will terminate and we will not make any further grants under our 2000 Stock Option Plan on or after the date of approval and adoption of Proposal 2. Notwithstanding anything to the contrary, any outstanding award granted under our 2000 Stock Option Plan will remain outstanding in accordance with the terms and conditions of those prior plans and the award agreements evidencing such grants.

Q:     What is the vote required to approve Proposal 2?

A:     The affirmative vote of a majority of the votes present in person or represented by proxy at the Annual Meeting is required to approve and adopt the 2004 Stock Incentive Plan. Unless otherwise instructed on the proxy, properly executed proxies will be voted in favor of approving and adopting the 2004 Stock Incentive Plan.

Q:     How does the Board of Directors recommend I vote?

A:     Our Board of Directors unanimously recommends a vote “FOR” the approval and adoption of the 2004 Stock Incentive Plan.

Q:     What is a general description of the principal terms of the 2004 Stock Incentive Plan?

A:     A general description of the principal terms of the 2004 Stock Incentive Plan is set forth below. However, this summary does not purport to be a complete description of all of the provisions of the 2004 Stock Incentive Plan, as proposed to be adopted, which is attached to this proxy statement as Appendix A.

      General. The purpose of the 2004 Stock Incentive Plan is to enhance our ability to attract and retain officers, employees, directors and consultants of outstanding ability and to provide selected officers, employees, directors and consultants with an interest in us parallel to that of our stockholders. The 2004 Stock Incentive Plan provides for the award of options, whether nonqualified or incentive, restricted common stock, restricted common stock units, performance shares, performance share units, purchases, share awards, stock appreciation rights or other awards based on the value of our common stock to our officers, employees, directors and consultants, as well as those officers, employees, directors and consultants of our subsidiaries.

      Number of Shares. A total of 3,500,000 shares of our common stock have been reserved for issuance pursuant to the 2004 Stock Incentive Plan, of which no employee will be granted during any one year period options to purchase more than 2,000,000 shares of common stock and no more than 1,000,000 shares may be used for awards other than options or stock appreciation rights under the 2004 Stock Incentive Plan. In the event of approval and adoption of the 2004 Stock Incentive Plan, we will not make any further grants under our 2000 Stock Option Plan on or after the date of approval and adoption of Proposal 2. Notwithstanding anything to the contrary, any outstanding award granted under our 2000 Stock Option Plan will remain outstanding in accordance with the terms and conditions of those prior plans and the award agreements evidencing such grants. The shares reserved for issuance under the 2004 Stock Incentive Plan will be proportionately adjusted upon the occurrence of certain events, such as a stock dividend, stock split, merger, consolidation or other event requiring adjustment, as set forth in the 2004 Stock Incentive Plan.

      Administration. The Compensation and Stock Option Committee of our Board of Directors will administer the 2004 Stock Incentive Plan. The Compensation and Stock Option Committee is currently comprised of Messrs. Rizvi and Carter. Mr. Rizvi is chairman of the Compensation and Stock Option Committee. Both Mr. Rizvi and Mr. Carter are non-employee directors within the meaning of Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended, and are also outside directors within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended.

      Eligibility. The Compensation and Stock Option Committee may from time to time grant awards under the 2004 Stock Incentive Plan to our officers, employees, directors and consultants, as well as those officers, employees, directors and consultants of our subsidiaries. However, only employees may receive incentive stock options. The Compensation and Stock Option Committee has the authority to approve the selection of participants in the 2004 Stock Incentive Plan, the number of shares subject to awards, the terms and conditions of any awards and the interpretation of the 2004 Stock Incentive Plan and awards.

      Options. The exercise price for all options granted under the 2004 Stock Incentive Plan is determined by the Compensation and Stock Option Committee, but the exercise price of any incentive stock options granted under the 2004 Stock Incentive Plan must be at least equal to the fair market value of our common stock on the date of grant. The Compensation and Stock Option Committee determines all of the terms and conditions for the grant of the options. No optionee may be granted an option to purchase more than 2,000,000 shares of our common stock in any one year period. After termination of employment, an optionee may exercise a vested option for the period of time stated in the option agreement.

      Other Types of Awards. As discussed previously, the Compensation and Stock Option Committee has the ability under the 2004 Stock Incentive Plan to grant awards of restricted common stock, restricted common stock units, performance shares, performance share units, purchases, share awards, stock appreciation rights or other awards based on the value of our common stock, as well as options. The Compensation and Stock Option Committee has the authority and discretion to grant these awards upon terms and conditions that are consistent with those of the 2004 Stock Incentive Plan.

      Transferability. The 2004 Stock Incentive Plan generally does not allow for the transfer of an award other than by will or the laws of descent and distribution pursuant to approved beneficiary designation procedures. Only a participant may exercise an option during his or her lifetime, subject to certain exceptions for beneficiaries.

      Change in Control. The 2004 Stock Incentive Plan provides that the Compensation and Stock Option Committee may, in its discretion, provide in any award agreement that, in the event of a change in control, all unvested options and stock appreciation rights granted under that agreement will automatically vest and become exercisable and all restrictions or performance conditions on the other types of awards of common stock will automatically lapse.

      Amendment of the Stock Incentive Plan. Our Board of Directors has the authority to amend, suspend or terminate the 2004 Stock Incentive Plan, provided it does not adversely affect any award previously granted under the 2004 Stock Incentive Plan without the affected award holder’s consent. Some amendments to the plan must be made subject to stockholder approval to comply with any applicable law, regulation or stock exchange rule.

Q:	What are the federal income tax consequences of options granted under the 2004 Stock Incentive Plan under the federal tax laws currently in effect?

A:     The following is a brief summary of certain federal income tax aspects of awards of options to our employees under the 2004 Stock Incentive Plan, if adopted, and otherwise based upon the federal income tax laws in effect on the date hereof. This summary is not intended to be exhaustive and does not describe state or local tax consequences.

      An optionee will not realize taxable income upon the grant of an incentive stock option, or ISO. In addition, an optionee will not realize taxable income upon the exercise of an ISO, provided that such exercise occurs no later than three months after the optionee’s termination of employment with us (one year in the event of a termination on account of death or disability). However, an optionee’s alternative minimum taxable income will be increased by the amount that the fair market value of the shares acquired upon exercise of an ISO, generally determined as of the date of exercise, exceeds the exercise price of the option. If an optionee sells the shares of common stock acquired upon exercise of an ISO, the tax consequences of the disposition depend upon whether the disposition is qualifying or disqualifying. The disposition of the shares is qualifying if made more than two years after the date of the ISO was granted and more than one year after the date the ISO was exercised. If the disposition of the shares is qualifying, any excess of the sale price of the shares over the exercise price of the ISO would be treated as long-term capital gain taxable to the option holder at the time of the sale. If the disposition is not qualifying, i.e., a disqualifying disposition, the optionee will recognize ordinary compensation income in an amount equal to the lesser of the difference between (a) the exercise price and the fair market value of the shares on the date of exercise or (b) the exercise price and the sales proceeds. Any remaining gain or loss will be treated as a capital gain or loss. Unless an optionee engages in a disqualifying disposition, we will not be entitled to a deduction with respect to an ISO. However, if an optionee engages in a disqualifying disposition, we generally will be entitled to a deduction in the same amount and at the same time as compensation income is taxable to the optionee.

      An optionee will not realize taxable income upon the grant of a nonqualified stock option, or NQSO. However, when the optionee exercises the NQSO, the difference between the exercise price of the NQSO and the fair market value of the shares acquired upon exercise of the NQSO on the date of exercise is ordinary compensation income taxable to the optionee. We generally will be entitled to a deduction in the same amount and at the same time as compensation income is taxable to the optionee.

Q:	If Proposal 2 is approved, what benefits from the new 2004 Stock Incentive Plan would management receive?

A:     As of the Record Date, we had granted options to purchase a total of 2,597,208 shares of our common stock under the 2004 Stock Incentive Plan, subject to approval of Proposal 2 by our stockholders. If Proposal 2 is approved, those options would no longer be subject to such approval. Of those options, options to purchase 1,670,290 shares are held by executive officers and options to purchase 200,000 shares are held by non-employee directors, with the remaining 757,918 being held by non-executive employees and consultants.

      Because awards under the 2004 Stock Incentive Plan are at the discretion of the Compensation and Stock Option Committee, the benefits that will be awarded under the plan to persons other than those currently holding options subject to stockholder approval of Proposal 2 are not currently determinable. The following table shows as to each of the named executive officers, as to all executive officers as a group, as to all directors who are not executive officers as a group and as to all other employees as a group, as of the Record Date, the aggregate number of shares of our common stock subject to options granted under the 2004 Stock Incentive Plan and the weighted average per share exercise price of the options shown. As of the Record Date, the market value of a share of our common stock, based on the closing price for such stock on the Over-the-Counter Bulletin Board, was $0.58.

New Plan Benefits

2004 Stock Incentive Plan

	Number of Stock	Average Exercise
Name	Options Outstanding	Price Per Share

Andy Teng	—	—

Richard Shyu	—	—

All current executive officers as a group (4 persons)	1,670,290	$0.64

All current directors who are not executive officers as a group (5 persons)	200,000	$0.64

All other employees as a group (112 persons)	726,918	$0.60

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table provides information as of April 23, 2004 concerning beneficial ownership of common stock held by (1) each person or entity known by us to beneficially own more than 5% of our outstanding common stock, (2) each of our directors, (3) each of our named executive officers, and (4) all of our current directors and executive officers as a group. The information as to beneficial ownership has been furnished by our respective stockholders, directors and executive officers and, unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned. Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities.

      Unless indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws, where applicable. Pursuant to the rules of the SEC, certain shares of our common stock that a beneficial owner set forth in this table has a right to acquire within 60 days of the date hereof pursuant to the exercise of options or warrants for the purchase of shares of common stock are deemed to be outstanding for the purpose of computing the percentage ownership of that owner, but are not deemed outstanding for the purpose of computing percentage ownership of any other beneficial owner shown in the table. Percentages are calculated based on 18,942,808 shares outstanding as of April 23, 2004. The address for the officers and directors is our corporate office located at 801 S. Sentous Street, City of Industry, California 91748.

	Number of Shares		Percentage of
Beneficial Owner	Beneficially Owned		Common Stock

Kent A. Savage	853,667	(1)	4.3%
Chairman of the Board and
Chief Executive Officer

Richard Shyu	2,111,589		11.1%
President

Troy Carter	50,000	(2)	*
Director

Marc B. Crossman	14,150,000	(2)(3)	65.8%
Director

Samuel J. (Jay) Furrow, Jr.	14,150,000	(2)(3)	65.8%
Director

David S. Lundeen	—		*
Director

Suhail R. Rizvi	50,000	(2)	*
Director

J&M Interests, LLC	14,100,000	(3)	65.8%
5804 E. Slauson Avenue
Commerce, CA 90040

Glenbrook Group, LLC	11,600,000	(4)	61.2%
c/o J&M Interests, LLC 5804 E. Slauson Avenue Commerce, CA 90040

Daniel A. Page	1,054,852	(4)	5.6%
P. O. Box 574
Crossville, TN 38557

Andy Teng	4,481,857	(5)	19.1%
2522 Steeplechase Lane
Diamond Bar, California 91765

	Number of Shares		Percentage of
Beneficial Owner	Beneficially Owned		Common Stock

Lan Plus, Inc. Employee Stock Ownership Plan	4,273,857	(6)	18.2%
801 S. Sentous Street
City of Industry, California 91748

All directors and executive officers, as a group (8 persons)	17,489,711	(7)	86.4%

*	Represents beneficial ownership of less than 1%.

(1)	Includes 853,667 shares issuable upon the exercise of currently exercisable (or exercisable within 60 days) options held for Mr. Savage’s personal account.

(2)	Includes 50,000 shares issuable upon the exercise of currently exercisable (or exercisable within 60 days) options held for such non-employee director’s personal account.

(3)	Includes (i) 11,600,000 shares held by Glenbrook Group, LLC; and (ii) 2,500,000 shares issuable upon the exercise of currently exercisable warrants held by J&M Interests, LLC. Mr. Crossman and Mr. Furrow are the managing members of J&M Interests, which is a controlling member of Glenbrook. Mr. Teng has the right to foreclose on a yet-to-be-determined number of shares held by the Lan Plus, Inc. Employee Stock Ownership Plan pursuant to the terms of a note issued by the plan to Mr. Teng. J&M Interests has the option to purchase two-thirds of any shares currently held by the plan on which Mr. Teng forecloses.

(4)	Includes 1,054,852 shares that are transferable to Daniel A. Page from Glenbrook pursuant to the terms of a consulting agreement.

(5)	Mr. Teng is a named executive officer, but he resigned as our chief executive officer in January 2004 and as a director in March 2004. Includes (i) 208,000 shares held for Mr. Teng’s personal account and (ii) 4,273,857 shares issuable upon conversion of shares of our preferred stock held by Mr. Teng as trustee of the Lan Plus, Inc. Employee Stock Ownership Plan. Mr. Teng has the right to foreclose on a yet-to-be-determined number of shares held by the plan pursuant to a note issued by the plan to Mr. Teng.

(6)	Includes shares issuable upon conversion of shares of our preferred stock held by the Lan Plus, Inc. Employee Stock Ownership Plan.

(7)	Includes (i) 1,078,122 shares issuable upon the exercise of currently exercisable (or exercisable within 60 days) options held by our executive officers; (ii) 200,000 shares issuable upon the exercise of currently exercisable (or exercisable within 60 days) options held by our non-employee directors; (iii) 11,600,000 shares held by Glenbrook; and (iv) 2,500,000 shares issuable upon the exercise of currently exercisable warrants held by J&M Interests. Mr. Crossman and Mr. Furrow are the managing members of J&M Interests, which is a controlling member of Glenbrook. Excludes a yet-to-be-determined number of shares held by the Lan Plus Employee Stock Ownership Plan that may be purchasable by J&M Interests.

Change in Control Transactions

      On December 9, 2003, we entered into a stock purchase agreement with Glenbrook Group, LLC, under which we sold and issued 4.0 million shares of our common stock to Glenbrook at a price of $0.25 per share, or $1.0 million dollars. Also pursuant to that agreement, we entered into a consulting agreement with J&M Interests, LLC, a controlling member of Glenbrook, in which we agreed to issue warrants to purchase a total of 2,500,000 shares of our common stock, exercisable over a 5-year period at $0.50 per share, to J&M as consideration for certain consulting services to be provided to us by J&M over the three months following December 9, 2003.

      Also on December 9, 2003, Glenbrook entered into a stock purchase agreement with Andy Teng, then our chief executive officer and principal stockholder, under which Mr. Teng sold 7.6 million shares of our common stock to Glenbrook at a price of $0.25 per share, or $1.9 million. Glenbrook utilized funds from its working capital to pay the aggregate purchase price of $2.9 million price to us and Mr. Teng. There are not, to our knowledge, any loans, pledges or any other arrangements obtained by the new control group with respect to the securities it purchased.

      Finally, on December 9, 2003, Glenbrook entered into a consulting agreement with Mr. Daniel A. Page. Pursuant to this agreement, Glenbrook agreed to compensate Mr. Page for consulting services to be rendered by Mr. Page by transferring an aggregate of 1,054,852 shares of our common stock from Glenbrook to Mr. Page, subject to certain forfeiture provisions.

      As a result of the transactions described above, Glenbrook owns approximately 10,545,148 shares of our common stock, excluding the 1,054,852 shares that Glenbrook is obligated to transfer to Mr. Page, or 55.7% of the issued and outstanding shares of our common stock. J&M Interests, as a controlling member of Glenbrook, together with its warrants to purchase our common stock, beneficially owns 13,045,148 shares of our common stock, excluding the 1,054,852 shares that Glenbrook is obligated to transfer to Mr. Page, or 60.8% of the issued and outstanding shares of our common stock.

EXECUTIVE OFFICERS

Executive Officers

      Our executive officers and their ages and positions as of April 29, 2004 are as follows:

Name	Age	Position

Kent A. Savage	42	Chairman of the Board and Chief Executive Officer

Richard Shyu	38	President

Theodore B. Muftic	39	Vice President and Chief Financial Officer

J. William Wilson	46	Vice President, General Counsel and Secretary

      Kent A. Savage has served as our Chief Executive Officer and a member of our Board of Directors since January 2004. Mr. Savage has served as Chairman of the Board of Directors since March 2004. Prior to joining us, Mr. Savage served as co-founder and Chief Sales and Marketing Officer of TippingPoint Technologies, Inc. (NASDAQ: TPTI) from September 2002 until February 2003. Prior to TippingPoint, Mr. Savage served as co-founder, Chief Executive Officer and President of Netpliance, Inc. (NASDAQ: NPLI), the predecessor of TippingPoint, from February 1999 until August 2001. Prior to joining Netpliance, Mr. Savage served as General Manager, Broadband for the Cisco Systems Inc. Service Provider Line of Business, from April 1998 until February 1999. Mr. Savage also serves on the Board of Directors of Innovo Group, Inc. (NASDAQ: INNO), a publicly traded marketer of consumer products for the apparel and accessory markets.

      Richard Shyu has served as our President since March 2002, and as a member of our Board of Directors from March 2001 to April 2004. Mr. Shyu has been an officer with us, including our predecessor, since 1996, holding various titles, including Vice President of Sales and Marketing.

      Theodore B. Muftic has served as our Chief Financial Officer since March 2004. Prior to joining us, Mr. Muftic served as a Managing Director at Credit Suisse First Boston from March 2000 to March 2003. Prior to joining CSFB, Mr. Muftic was a Principal and Managing Director at ING Barings from December 1997 to March 2000.

      J. William Wilson has served as our Vice President, General Counsel and Secretary since February 2004. Prior to joining us, Mr. Wilson served as Of Counsel with the law firm of Haynes and Boone, LLP, from May 2003 to January 2004. Prior to joining Haynes and Boone, Mr. Wilson was a Partner with the law firm of Hughes & Luce, L.L.P., from December 1998 to April 2003.

Compensation Committee Interlocks and Insider Participation

      In January 2004, we formed our Compensation and Stock Option Committee of our Board of Directors, comprised of Mr. Carter and Mr. Rizvi. The Compensation and Stock Option Committee is responsible for determining the salaries and incentive compensation of our executive officers and for providing recommendations for the salaries and incentive compensation of all other employees and consultants. The Compensation and Stock Option Committee also administers our benefit plans, including the 2000 Stock Option Plan and the 2004 Stock Incentive Plan, if approved and adopted by our stockholders.

      Mr. Rizvi serves as chairman of the Compensation and Stock Option Committee. Neither Mr. Rizvi nor Mr. Carter has served as our executive officer or employee. However, beginning in July 2003, Mr. Savage, now our Chairman of the Board of Directors and Chief Executive Officer, became a member of the Board of Directors of Innovo Group, Inc. (NASDAQ: INNO), for which Messrs. Furrow and Crossman currently serve as executive officers and directors. Furthermore, one additional member of our Board of Directors, Mr. Rizvi, also serves as a member of the Board of Directors, and its compensation committee, of Innovo Group, Inc. (NASDAQ: INNO). Mr. Savage is not a member of the compensation committee of the Board of Directors of Innovo Group, Inc. (NASDAQ: INNO).

Executive Compensation

      The following table sets forth certain information with respect to compensation for the years ended December 31, 2003, 2002 and 2001 paid to our chief executive officer and our other most highly compensated executive officers as of December 31, 2003. In this proxy statement, we refer to these individuals as our named executive officers.

Summary Compensation Table

					Long Term
					Compensation
					Awards
		Annual Compensation
					Securities
Name and				Other Annual	Underlying	All Other
Principal Position	Year	Salary($)	Bonus($)	Compensation($)	Options(#)(1)	Compensation($)

Andy Teng(1)	2003	112,000	—	—	—	14,084	(2)
Chief Executive Officer	2002	154,000	—	—	—	—
	2001	106,000	1,200	—	—	—

Richard Shyu	2003	112,000	—	—	—	37,972	(3)
President	2002	153,000	2,000	—	—	7,000	(4)
	2001	60,000	—	—	—	5,000	(4)

(1)	Mr. Teng resigned as our chief executive officer in January 2004.

(2)	Consists of a down payment and certain loan payments we made on behalf of Mr. Teng for an automobile owned by Mr. Teng.

(3)	Consists of (i) payments in the amount of $11,230 that we made on a loan for an automobile owned by us and used by Mr. Shyu and (ii) $26,672 in forgiveness of debt owed to us by Mr. Shyu.

(4)	Consists of payments we made on a loan for an automobile owned by us and used by Mr. Shyu.

Employment Contracts, Termination of Employment and Change in Control

      We have not entered into any employment or severance agreements with any of our named executive officers. However, in 2004, we entered into employment agreements with Kent A. Savage, our new Chief Executive Officer, and Theodore B. Muftic, our new Chief Financial Officer, described below.

      Under an employment agreement dated January 15, 2004, we agreed to employ Mr. Savage as our Chief Executive Officer at a base salary of not less than $200,000. Mr. Savage is also eligible for a quarterly discretionary bonus of not less than $37,500. The employment agreement provides that we would grant Mr. Savage an option to purchase up to 3,309,587 shares of our common stock and that Mr. Savage would be appointed to our board. The employment agreement has an initial term of two years, with successive one-year renewal terms unless either party gives 30 days prior notice to the contrary. If we terminate Mr. Savage for any reason other than for “cause” or Mr. Savage terminates his employment for “good reason”, as such terms are defined in the employment agreement, prior to the end of the initial term or any renewal term, Mr. Savage is entitled to a lump sum payment equal to the remaining salary and maximum bonus for the initial term or renewal term, as the case may be. In the event we experience a of a change in control, all of Mr. Savage’s options, to the extent not otherwise exercisable, will immediately become exercisable, and he may terminate his employment agreement for “good reason”. Additionally, Mr. Savage has agreed to return all confidential information to us upon his termination, and to not solicit our customers or employees for 12 months after the termination of his employment.

      Under an employment agreement dated March 1, 2004, we agreed to employ Mr. Muftic as our chief financial officer at a base salary of not less than $175,000, which will be increased to $200,000 on March 1, 2005, if we have completed equity financings consistent with the financing plan adopted by our Board of Directors. Mr. Muftic will also receive a one time bonus of $75,000 when we close on a $5 million equity financing, and he is also eligible for a quarterly discretionary bonus of not less than $18,750, beginning in 2005. The employment agreement provides that we would grant Mr. Muftic an option to purchase up to 1,158,355 shares of our common stock, and an additional option to purchase 165,480 shares of our common stock on March 1, 2005 if we have completed equity financings consistent with the financing plan adopted by our board. This employment agreement has an initial term of two years, with successive one-year renewal terms, unless either party gives 30 days prior notice to the contrary. If we terminate Mr. Muftic for any reason other than for “cause” or Mr. Muftic terminates his employment for “good reason”, as such terms are defined in the employment agreement, prior to the end of the initial term or any renewal term, Mr. Muftic is entitled to a lump sum payment equal to the remaining salary and maximum bonus for the initial term or renewal term, as the case may be. In the event we experience a change in control, all of Mr. Muftic’s options, to the extent not otherwise exercisable, will immediately become exercisable, and he may terminate his employment agreement for “good reason”. Additionally, Mr. Muftic has agreed to return all confidential information to us upon his termination, and to not solicit our customers or employees for 12 months after the termination of his employment.

Stock Option Grants

      We did not grant any stock options to the named executive officer in the fiscal year ended December 31, 2003. We have never granted any stock appreciation rights.

Fiscal Year End Option Values

      The named executive officers do not hold any stock options and did not exercise any stock options in the fiscal year ended December 31, 2003.

401(k) Plan

      We offer a tax qualified defined contribution 401(k) Profit Sharing Plan that covers all full time employees who are not covered by a collective bargaining agreement. Our employees are eligible to participate in the plan following one year of service. We made matching contributions to participants equal to 50% of the first 6% of the employee’s contribution through June 2001. Expenses relating to the 401(k) plan were approximately $1,800, $8,000 and $19,000 for the fiscal years ended December 31, 2003, 2002, and 2001, respectively.

Equity Compensation Plan Information

      The following table sets forth certain information about our common stock that may be issued upon the exercise of options, warrants and rights under all of the our compensation plans (including individual compensation arrangements) under which our equity securities are authorized for issuance, which includes our 2000 Stock Option Plan. As discussed previously in Proposal 2, in the event of approval and adoption of the 2004 Stock Incentive Plan, we will not make any further grants under the 2000 Stock Option Plan on or after the date of such approval and adoption. Notwithstanding anything to the contrary, any outstanding award granted under the 2000 Stock Option Plan will remain outstanding in accordance with the terms and conditions of those prior plans and the award agreements evidencing such grants.

			Number of Securities
			Remaining Available for
	Number of Securities to	Weighted Average	Issuance Under Equity
	be Issued Upon Exercise	Exercise Price of	Compensation Plan
	of Outstanding Options,	Outstanding Options,	(excluding securities
	Warrants and Rights	Warrants and Rights	reflected in column (a))
Plan Category
	(a)	(b)	(c)
Equity Compensation Plans approved by security holders:

2000 Stock Option Plan	498,040	$0.89	1,501,960

Equity Compensation Plans not approved by security holders:

2004 Stock Incentive Plan(1)	2,597,208	$0.63	902,792

Kent A. Savage(2)	3,309,587	$1.01	0

TOTAL	6,229,835		2,779,752

(1)	See “What is a general description of the principal terms of the 2004 Stock Incentive Plan?” above.

(2)	Includes 3,309,587 shares issuable pursuant to an option grant made in January 2004, with an exercise price of $1.01 per share, which vests in 24 equal monthly installments and expires in January 2011. See “Employment Contracts, Termination of Employment and Change in Control” described herein.

REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEE

      Our Compensation and Stock Option Committee was formed in January 2004. For our fiscal year 2004 and beyond, our Compensation and Stock Option Committee expects to work closely with management to design an executive compensation program to assist us in attracting and retaining needed outstanding executives and senior management personnel. The design and implementation of such program will evolve as needed, but will be based primarily on two elements: (i) providing compensation opportunities that are competitive with competing companies; and (ii) linking executives’ compensation with our financial performance by rewarding the achievement of our short-term and long-term objectives.

      We expect that the three principal components of the executive compensation program will be: (i) annual base salary; (ii) short-term incentive compensation in the form of performance cash bonuses payable each quarter; and (iii) long-term incentive compensation in the form of stock options and other equity awards. Our Compensation and Stock Option Committee reviews and approves the compensation of each of our officers, including all stock option grants, prior to his or her employment with us. The committee believes that the base salary levels for our officers are comparable and competitive relative to companies in similar circumstances. In determining base salaries, the committee also takes into account individual experience and performance. With respect to our new management team, we believe that the base salary levels are lower than those persons would receive elsewhere. Members of senior management receive quarterly incentive bonuses based upon their achievement of performance objectives during the preceding quarter.

      The provide long-term incentive to our officers and other employees, and to link their interests with those of our stockholders, we periodically grants stock options to qualified employees and officers. We granted stock options to members of our new management team on the date of their employment as an incentive for them to work for us. Those option grants were intended to compensate those members of our new management team for accepting lower base salary levels. We generally grant stock options at exercise prices that approximate the market price of our common stock at the time of grant. To encourage continued service, granted options normally vest over four years in four equal annual installments. However, for members of our new management team, options generally vest over two years, in 24 equal monthly installments. Our Compensation and Stock Option Committee approves all stock option grants.

      In early fiscal 2004, we needed to attract additional executive management, including our new Chief Executive Officer and our new Chief Financial Officer. We negotiated the terms of the compensation for our new Chief Executive Officer, who in turn negotiated the terms of the compensation for other new members of our management team. Our new Chief Executive Officer, Kent A. Savage, and our new Chief Financial Officer, Theodore B. Muftic, are each compensated pursuant to the terms of employment agreements executed as of the date of their employment. As discussed elsewhere in this proxy statement, each of the employment agreements with Messrs. Savage and Muftic provide that, upon a change in control, all options held by them will immediately become exercisable, and Mr. Savage and Mr. Muftic will have the right to receive a lump sum payment by terminating their employment agreements for “good reason”.

      The SEC requires that this report of the Compensation and Stock Option Committee comment on our policy with respect to Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Tax Code, which limits the deductibility of our tax return of nonperformance-based compensation in excess of $1 million dollars paid to any of our named executive officers. The Compensation and Stock Option Committee is monitoring the effects of our compensation program with respect to Section 162(m) of the Tax Code. To date, we have not suffered a loss of compensation as a result of the $1 million dollar limitation. The Compensation and Stock Option Committee reserves the right to design programs that recognize a full range of performance criteria critical to our success, even if the compensation paid under such programs may not be deductible.

REPORT ON CEO COMPENSATION

      Mr. Kent A. Savage became our Chief Executive Officer in January 2004, succeeding Mr. Andy Teng. The terms of the employment agreement with Mr. Savage were negotiated at arms length, on our behalf, by members of our Board of Directors. The Compensation and Stock Option Committee reviewed Mr. Savage’s employment agreement and approved the agreement prior to its execution.

      Our Compensation and Stock Option Committee believes that the base salary level for Mr. Savage is significantly below the base salary levels of chief executive officers of similarly situated companies. As a result, Mr. Savage received a larger stock option grant than would generally be granted to a new chief executive officer. We believe that the stock options will provide Mr. Savage incentive to build value for our stockholders through an increasing market price for our common stock.

     The Compensation and Stock Option Committee:

Suhail R. Rizvi, Chairman of the Compensation and Stock Option Committee
Troy Carter

REPORT OF THE AUDIT COMMITTEE

      In accordance with the written charter of the Audit Committee, which was adopted by the Audit Committee on March 24, 2003, the Audit Committee assists the Board in oversight of the quality and integrity of our accounting, auditing, and financial reporting practices. In addition, subject to stockholder ratification, if required, the Audit Committee has the sole responsibility for the appointment, retention, oversight, termination and replacement of the independent auditors.

      Currently, the sole Audit Committee member is “independent” under NASDAQ listing standards, although we are not currently listed on NASDAQ, and as such term is defined in the rules and regulations of the SEC. Mr. Rizvi qualifies to be an “audit committee financial expert,” as such term is defined in the rules and regulations of the SEC, and has been designated as such.

      In performing its oversight function, the Audit Committee reviewed and discussed our audited consolidated financial statements as of and for the year ended December 31, 2003 with management and our independent auditors. The Audit Committee also discussed with our independent auditors all matters required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, “Communication with Audit Committees” as amended by the Auditing Standards Board of the

American Institute of Certified Public Accountants, and, with and without management present, discussed and reviewed the results of the independent auditors’ examination of the financial statements.

      The Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the independent auditors and us that might bear on the independent auditors’ independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” The Audit Committee discussed with the independent auditors any relationships that may have an impact on their objectivity and independence and satisfied itself that the non-audit services provided by the independent accountants are compatible with maintaining its independence.

      Based on the above-mentioned review and discussions with management and the independent auditors, the Audit Committee recommended to the Board of Directors that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2003 for filing with the SEC.

     The Audit Committee:

Suhail R. Rizvi, Chairman of the Audit Committee

STOCK PERFORMANCE GRAPH

      The following graph compares the cumulative total return of our common stock during the periods indicated with the cumulative total return of the NASDAQ Market Index and a published Industry Peer Group Index consisting of nine personal computer companies published by CoreData. Measurement points are the last trading day of each of our fiscal years ended December 31, 1998 through December 31, 2003. The graph assumes that $100 was invested on December 31, 1998 in our common stock, the NASDAQ Market Index and the CoreData Group Index and assumes reinvestment of any dividends. The historical stock performance shown on the chart is not intended to, and may not, be indicative of future stock performance.

ASSUMES $100 INVESTED ON JAN. 1, 1998

ASSUMES DIVIDEND REINVESTMENT
FISCAL YEAR ENDING DEC. 31, 2003

	1998	1999	2000	2001	2002	2003

Northgate Innovations, Inc.	$100.00	$590.91	$27.35	$14.55	$2.91	$13.09
NASDAQ Stock Market (US)	$100.00	$176.37	$110.86	$88.37	$61.64	$92.68
CoreData Group Index	$100.00	$119.00	$44.49	$58.95	$54.42	$70.14

      Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this proxy statement or our future filings under those statutes, the Compensation and Stock Option Committee Report, the Audit Committee Report and the Stock Performance Graph are not deemed filed with the SEC and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by us under those statutes.

RELATED PARTY TRANSACTIONS

      We have adopted a policy requiring that any material transaction between us and persons or entities affiliated with our officers, directors or principal stockholders be on terms no less favorable to us than reasonably could have been obtained in arms’ length transactions with independent third parties.

Glenbrook Stock Purchase Agreement

      On December 9, 2003, we entered into a stock purchase agreement with Glenbrook Group, LLC, whereby we issued 4 million shares of our common stock to Glenbrook at a price of $0.25 per share, or a total of $1.0 million. Also pursuant to that stock purchase agreement, we entered into a consulting agreement with J&M Interests, LLC, whereby we agreed to issue warrants to purchase a total of 2,500,000 shares of our common stock, exercisable over a 5-year period at $0.50 per share, to J&M Interests as consideration for certain consulting services to be provided to us by J&M Interests over the six months following the date of the agreement. Also pursuant to the stock purchase agreement, we entered into a registration rights agreement with Glenbrook, under which we agreed to file a registration statement registering the resale of the shares of our common stock issued to Glenbrook or purchased from our former majority stockholder on the date of the agreement or issuable upon exercise of the warrants granted to J&M Interests. We filed that registration statement on April 7, 2004. Marc B. Crossman and Samuel J. Furrow, Jr., who are each a member of our board, are the managing members of J&M Interests, which is a controlling member of Glenbrook.

Teng Advances

      Andy Teng served as our chief executive officer during all of our fiscal year 2003, and through January 14, 2004. Mr. Teng was our majority stockholder through December 9, 2003. He served as chairman of our Board of Directors through March 23, 2004. During 2003, at the instruction of Mr. Teng, we recorded approximately $1,706,000 in advances to us from Mr. Teng. Also during 2003, we paid approximately $706,000 to Mr. Teng in repayment of those recorded advances. On January 6, 2004, at the instruction of Mr. Teng, we paid an additional $500,000 to Mr. Teng. These payments were in violation of certain restrictions under our then existing line of credit. In addition, the payments were in violation of a subordination agreement that Mr. Teng executed for the benefit of the bank with which we had the line of credit. As a result of the $500,000 payment to Mr. Teng, the bank suspended our line of credit. In February 2004, at the request of members of our Board of Directors, Mr. Teng returned the $500,000 to cure the violation of the agreements with the bank. During 2003, we paid Mr. Teng interest on the recorded balance of the advances at the rate of 3.5% per annum. Our total interest expense related to the recorded advances was approximately $18,000 for fiscal 2003. During March 2004, we received a demand from Mr. Teng for repayment of $1,210,000 in advances from Mr. Teng. In April 2004, Mr. Teng filed suit to collect this amount. The advances from Mr. Teng recorded by us, and the payments to Mr. Teng on the recorded advances, were not approved by our Board of Directors.

ESOP Advances

      On October 27, 2003, we received an advance of $202,000 from a trust account in the name of our employee stock ownership plan, or ESOP. Andy Teng, who was then our chief executive officer and majority stockholder, is the sole trustee of the ESOP. At the instruction of Mr. Teng, we recorded that advance as an advance from Mr. Teng, individually. In the collection suit described above, we believe that Mr. Teng is seeking the repayment of that advance to himself, individually, under the premise that the money was owed to him under a loan agreement between the ESOP and Mr. Teng. We have not been able to confirm that the money was in fact owed to Mr. Teng. In January 2004, we received another advance of approximately $10,500 from a trust account in the name of the ESOP, which we recorded as an advance from Mr. Teng, at his instruction. Upon discovery of the fact that the advances had come from the ESOP trust account, our current management set aside the total amount of those advances in a separate bank account, for the benefit of the ESOP, and we are holding that amount pending receipt of guidance from authorities.

Shyu Loan

      In August 2001, we loaned Richard Shyu, our President and a member of our board through April 2004, a total of $100,000. The loan accrues interest at the rate of 5.00% per annum and is payable in 48 equal monthly installments of $2,302.93. On March 24, 2004, our board voted to forgive the payment of a total of $26,762.08 in installments that Mr. Shyu did not pay in late 2002 and 2003. We treated that forgiveness of debt as a bonus payment to Mr. Shyu in 2003.

SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, officers and persons who beneficially own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC on a timely basis. Directors, officers and greater than ten percent beneficial owners are required by the SEC’s regulations to furnish us with copies of all Section 16(a) forms they file.

      Based solely on a review of copies of such forms furnished to us and certain of our internal records, or upon written representations that no Forms 5 were required, we believe that during the year ended December 31, 2003, all Section 16(a) filing requirements applicable to our directors, officers and greater than ten percent beneficial owners were satisfied on a timely basis except as follows: the Forms 3 to be filed upon election to our Board of Directors for Troy Carter and Suhail R. Rizvi were inadvertently not timely filed, a Form 4 for J&M Interests, LLC relating to its acquisition of beneficial ownership of more than ten percent of our outstanding stock was inadvertently not timely filed and Andy Teng, our former chief executive officer, director and majority stockholder, did not timely file a Form 4 relating to his sale of our common stock to Glenbrook Group, LLC.

FEES PAID TO THE INDEPENDENT AUDITORS

      For the fiscal year ended December 31, 2003, Corbin & Company, LLP billed the approximate fees set forth below:

Audit Fees

      Fees for audit services totaled approximately $90,464 for the year ended December 31, 2003 and approximately $42,665 for the year ended December 31, 2002, including fees associated with the annual audit and reviews of our quarterly reports on Form 10-Q.

All Other Fees

      There were no other fees, including audit-related fees or tax fees, for the year ended December 31, 2003 or for the year ended December 31, 2002.

      Representatives of Corbin & Company will be present at the Annual Meeting and will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

OTHER BUSINESS TO BE TRANSACTED

      As of the date of this proxy statement, the Board of Directors knows of no other business that may come before the annual meeting. If any other business is properly brought before the annual meeting, it is the intention of the proxy holders to vote or act in accordance with their best judgment with respect to such matters.

APPENDIX A

NORTHGATE INNOVATIONS, INC.

2004 STOCK INCENTIVE PLAN

      1. Purpose. The purpose of the Northgate Innovations, Inc. 2004 Stock Incentive Plan (the “Plan”) is to enhance the ability of Northgate Innovations, Inc. (the “Company”) and its Subsidiaries to attract and retain officers, employees, directors and consultants of outstanding ability and to provide selected officers, employees, directors and consultants with an interest in the Company parallel to that of the Company’s stockholders. The term “Company” as used in this Plan with reference to employment will include the Company and its Subsidiaries, as appropriate.

      2. Definitions.

(a) “Award” means an award determined in accordance with the terms of the Plan.

(b) “Board” means the Board of Directors of the Company.

(c) “Cause” means (i) if a Participant is party to an employment agreement or similar agreement with the Company and such agreement includes a definition of Cause, the definition contained therein or (ii) if no such employment or similar agreement exists, it means (A) the Participant’s commission of an act of fraud or embezzlement against the Company, (B) a good faith finding by the Company of the Participant’s consistent willful dishonesty, gross negligence or misconduct after written notice of such and reasonable opportunity to cure, (C) a material breach by the Participant of any fiduciary duty to the Company, any agreement between the Company and the Participant relating to Employee’s employment or any written Company employment policies or rules, if such breach causes material harm to the Company, after written notice of such breach and reasonable opportunity to cure or (D) the Participant’s conviction for, or his or her plea of guilty or nolo contendere to, a felony under the laws of the United States or any state.

(d) “Change in Control” of the Company means any of the following that occurs in a single transaction or series of related transactions: (i) the direct or indirect sale or exchange by the stockholders of the Company of more than fifty percent (50%) of the voting stock of the Company (other than the sale or exchange of such voting stock to (A) a trustee or other fiduciary holding stock under one or more employee benefit plans maintained by the Company, or (B) any entity that, immediately prior to such sale or exchange, is owned directly or indirectly by the stockholders of the Company in approximately the same proportion as their ownership of voting stock in the Company immediately prior to such sale or exchange); (ii) a merger or consolidation in which the stockholders of the Company immediately before the transaction do not retain, immediately after the transaction, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting stock of the Company; (iii) the sale, exchange, lease or transfer of all or substantially all of the assets of the Company (unless, following such transaction, such assets are owned by a company or other entity and the stockholders of the Company immediately before the transaction have direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of such company or entity) or (iv) the complete liquidation or dissolution of the Company.

(e) “Code” means the Internal Revenue Code of 1986, as amended.

(f) “Committee” means a committee of at least two members of the Board appointed by the Board to administer the Plan and to perform the functions set forth herein and who are “non-employee directors” within the meaning of Rule 16b-3 as promulgated under Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and who are also “outside directors” within the meaning of Section 162(m) of the Code.

(g) “Common Stock” means the common stock, par value $0.03 per share, of the Company.

(h) “Continuous Service” means that the Participant’s service as an employee, director or consultant with the Company or a Subsidiary is not interrupted or terminated. The Participant’s Continuous Service will not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or a Subsidiary as an employee, director or consultant or a change in the entity for which the Participant renders such service; provided, that, there is no interruption or termination of the Participant’s Continuous Service other than an approved leave of absence. The Committee, in its sole discretion, may determine whether Continuous Service will be considered interrupted.

(i) “Covered Employee” has the meaning set forth in Section 162(m)(3) of the Code.

(j) “Disability” has the same meaning as provided in any long-term disability plan maintained by the Company or any Subsidiary in which a Participant then participates (the “LTD Plans”); provided, that, if no such plan exists, it will have the meaning set forth in Section 22(e)(3) of the Code.

(k) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or the Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the date of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value will be the mean of the closing bid and asked prices for the Common Stock on the date prior to the date of determination as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

(iii) If the Common Stock is not listed on any established stock exchange or a national market system, the average of the high and low bid quotations for the Common Stock on that date prior to the date of determination as reported by the National Quotation Bureau Incorporated; or

(iv) In the absence of an established market for the Common Stock, the Fair Market Value thereof will be determined in good faith by the Committee.

(l) “Immediate Family Member” means, except as otherwise determined by the Committee, a Participant’s spouse, ancestors and descendants.

(m) “Incentive Stock Option” means a stock option that is intended to meet the requirements of Section 422 of the Code.

(n) “Nonqualified Stock Option” means a stock option that is not intended to be an Incentive Stock Option.

(o) “Option” means either an Incentive Stock Option or a Nonqualified Stock Option.

(p) “Participant” means an employee, director or consultant of the Company or its Subsidiaries who is selected to participate in the Plan in accordance with Section 5.

(q) “Performance Goals” means or may be expressed in terms of any of the following business criteria: revenue, earnings before interest, taxes, depreciation and amortization (“EBITDA”), funds from operations, funds from operations per share, operating income, pre or after tax income, cash available for distribution, cash available for distribution per share, net earnings, earnings per share, return on equity, return on assets, share price performance, improvements in the Company’s attainment of expense levels, and implementing or completion of critical projects, or improvement in cash-flow (before or after tax). A Performance Goal may be measured over a Performance Period on a periodic, annual, cumulative or average basis and may be established on a corporate-wide basis or established with respect to one or more operating units, divisions, subsidiaries, acquired businesses, minority investments, partnerships or joint ventures. Unless otherwise determined by the Committee by no later than the earlier of the date that is 90 days after the commencement of the Performance Period or the day prior to the date on which 25 percent of the Performance Period has elapsed, the Performance Goals will be determined by not accounting for a change in GAAP during a Performance Period.

(r) “Performance Objective” means the level or levels of performance required to be attained with respect to specified Performance Goals in order that a Participant becomes entitled to specified rights in connection with an Award of performance shares.

(s) “Performance Period” means the calendar year, or such other shorter or longer period designated by the Committee, during which performance will be measured in order to determine a Participant’s entitlement to receive payment of an Award.

(t) “Subsidiary” means any affiliate of the Company selected by the Board; provided, that, with respect to Incentive Stock Options, it means any subsidiary of the Company that is a corporation and that at the time qualifies as a “subsidiary corporation” within the meaning of Section 424(f) of the Code.

      3. Shares Subject to the Plan. Subject to adjustment in accordance with Section 18, the total of the number of shares of Common Stock which will be available for the grant of Awards under the Plan may not exceed 3,500,000 shares of Common Stock; provided, that, for purposes of this limitation, any Common Stock subject to an Option that is canceled or expires without exercise will again become available for subsequent Awards under the Plan. Upon forfeiture of Awards in accordance with the provisions of the Plan and the terms and conditions of the Award, such shares will again be available for subsequent Awards under the Plan. Subject to adjustment in accordance with Section 18, no employee may be granted, during any one year period, Options to purchase more than 2,000,000 shares of Common Stock and, the number of shares of Common Stock subject to any Awards other than Options or stock appreciation rights may not exceed 1,000,000 shares of Common Stock. Common Stock available for issue or distribution under the Plan will consist of authorized and unissued shares or shares reacquired by the Company in any manner.

      4. Administration.

(a) The Plan will be administered by the Committee. All references to the Committee hereinafter means the Board if the Board has not appointed any such Committee. Notwithstanding the foregoing, the Board or Committee may (i) delegate to a committee of one or more members of the Board who are not “outside directors” within the meaning of Section 162(m) of the Code the authority to grant Awards to eligible persons who are either (A) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Award or (B) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code or (ii) delegate to a committee of one or more members of the Board who are not “non-employee directors” within the meaning of Rule 16b-3 the authority to grant Awards to eligible persons who are not subject to Section 16 of the Exchange Act.

(b) The Committee will (i) approve the selection of Participants, (ii) determine the type of Awards to be made to Participants, (iii) determine the number of shares of Common Stock subject to Awards, (iv) determine the terms and conditions of any Award granted hereunder (including, but not limited to, any restriction and forfeiture conditions on such Award) and (v) have the authority to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any agreements entered into hereunder, and to make all other determinations necessary or advisable for the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent it deems desirable to carry it into effect.

(c) Any action of the Committee will be final, conclusive and binding on all persons, including the Company and its Subsidiaries and stockholders, Participants and persons claiming rights from or through a Participant.

(d) The Committee may delegate to officers or other employees of the Company or any Subsidiary, and to service providers, the authority, subject to such terms as the Committee determines, to perform administrative functions with respect to the Plan and Award agreements.

(e) Members of the Committee and any officer or other employee of the Company or any Subsidiary acting at the direction of, or on behalf of, the Committee will not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and will, to the extent permitted by law, be fully indemnified by the Company with respect to any such action or determination.

      5. Eligibility. Individuals eligible to receive Awards under the Plan will be the employees, directors and consultants of the Company and its Subsidiaries selected by the Committee; provided, that, only employees of the Company and its Subsidiaries may be granted Incentive Stock Options. In addition, Awards (other than Incentive Stock Options) may be made to individuals who are not currently employees, directors, or consultants of the Company and its Subsidiaries, which are granted conditioned on such individual becoming an employee, director or consultant.

      6. Awards. Awards under the Plan may consist of Options, restricted Common Stock, restricted Common Stock units, performance shares, performance share units, purchases, share awards, stock appreciation rights or other awards based on the value of the Common Stock. Incentive Stock Options may only be granted to employees of the Company and its Subsidiaries. Awards will be subject to the terms and conditions of the Plan and must be evidenced by an agreement containing such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee deems desirable.

      7. Options. Options may be granted under the Plan in such form as the Committee may from time to time approve pursuant to terms set forth in an Option agreement.

(a) Types of Options. Each Option agreement must state whether or not the Option will be treated as an Incentive Stock Option or Nonqualified Stock Option. The aggregate Fair Market Value of the Common Stock for which Incentive Stock Options granted to any one employee under this Plan or any other incentive stock option plan of the Company or of any of its Subsidiaries may by their terms first become exercisable during any calendar year may not exceed $100,000 (based upon Fair Market Value of the Common Stock on the date each respective Option is granted). In the event such threshold is exceeded in any calendar year, such excess Options will be automatically deemed to be Nonqualified Stock Options. To the extent that any Option granted under this Plan that is intended to be an Incentive Stock Option fails for any reason to qualify as such at any time, such Option will be a Nonqualified Stock Option.

(b) Option Price. The purchase price per share of the Common Stock purchasable under an Option will be determined by the Committee; provided, however, the exercise price for Incentive Stock Options may be not less than 100% of the Fair Market Value of the Common Stock on the date of the grant and in the case of Incentive Stock Options granted to an employee owning stock possessing more than 10% of the total combined voting power of all classes of shares of the Company and its Subsidiaries (a “10% Stockholder”) the price per share specified in the agreement relating to such Option may not be less than 110% of the Fair Market Value per share of the Common Stock on the date of grant. Notwithstanding any other provision in this Plan to the contrary, the Committee may reduce the option price of any outstanding Option either through a direct amendment to such Option or through a cancellation of such Option and immediate grant of a new Option with a lower option price or in any other manner it deems appropriate.

(c) Option Period. The term of each Option will be fixed by the Committee, but no Option may be exercisable after the expiration of ten years from the date the Option is granted; provided, that, in the case of Incentive Stock Options granted to 10% Stockholders, the term of such Option may not exceed five years from the date of grant. Notwithstanding the foregoing, unless otherwise provided in an Award agreement, upon the death or Disability of a Participant, Options (other than Incentive Stock Options) that would otherwise remain exercisable following such death or Disability, will remain exercisable for one year following such death, notwithstanding the term of such Option.

(d) Exercisability. Each Option will vest and become exercisable at a rate determined by the Committee on the date of grant.

(e) Method of Exercise. Options may be exercised, in whole or in part, by giving written notice of exercise to the Company in a form approved by the Company specifying the number shares of Common Stock to be purchased. Such notice must be accompanied by the payment in full of the Option exercise price. The exercise price of the Option may be paid by (i) cash or certified or bank check, (ii) surrender of Common Stock held by the optionee for at least six months prior to exercise (or such longer or shorter period as may be required to avoid a charge to earnings for financial accounting purposes) or the attestation of ownership of such shares, in either case, if so permitted by the Company, when such Common Stock has a Fair Market Value equal to the aggregate exercise price of the Option at the time of exercise, (iii) if established by the Company, through a “same day sale” commitment from optionee and a broker-dealer that is acceptable to the Company that is a member of the National Association of Securities Dealers (an “NASD Dealer”) whereby the optionee irrevocably elects to exercise the Option and to sell a portion of the shares so purchased sufficient to pay for the total exercise price and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the total exercise price directly to the Company, (iv) through additional methods prescribed by the Committee, all under such terms and conditions as deemed appropriate by the Committee in its discretion, or (v) by any combination of the foregoing, and, in all instances, to the extent permitted by applicable law. A Participant’s subsequent transfer or disposition of any Common Stock acquired upon exercise of an Option will be subject to any Federal and state laws then applicable, specifically securities law, and the terms and conditions of this Plan.

      8. Restricted Common Stock. The Committee may from time to time award restricted Common Stock under the Plan to eligible Participants. Shares of restricted Common Stock may not be sold, assigned, transferred or otherwise disposed of, or pledged or hypothecated as collateral for a loan or as security for the performance of any obligation or for any other purpose, for such period (the “Restricted Period”) as the Committee determines. The Committee may define the Restricted Period in terms of the passage of time or in any other manner it deems appropriate. The Committee may alter or waive at any time any term or condition of restricted Common Stock that is not mandatory under the Plan. Unless otherwise determined by the Committee, upon termination of a Participant’s Continuous Service with the Company for any reason prior to the end of the Restricted Period, the restricted Common Stock will be forfeited and the Participant will have no right with respect to the Award. Except as restricted under the terms of the Plan and any Award agreement, any Participant awarded restricted Common Stock will have all the rights of a stockholder including, without limitation, the right to vote restricted Common Stock. If a share certificate is issued in respect of restricted Common Stock, the certificate will be registered in the name of the Participant, but will be held by the Company for the account of the Participant until the end of the Restricted Period. The Committee may also award restricted Common Stock in the form of restricted Common Stock units having a value equal to an identical number of shares of Common Stock. Payment of restricted Common Stock units will be made in Common Stock or in cash or in a combination thereof (based upon the Fair Market Value of the Common Stock on the day the Restricted Period expires), all as determined by the Committee in its sole discretion.

      9. Performance Shares.

(a) Type of Awards. Performance shares may be granted in the form of actual shares of Common Stock or Common Stock units having a value equal to an identical number of shares of Common Stock. In the event that a share certificate is issued in respect of performance shares, such certificate will be registered in the name of the Participant, but will be held by the Company until the time the performance shares are earned. The Performance Objectives and the length of the Performance Period will be determined by the Committee. The Committee determines in its sole discretion whether performance shares granted in the form of Common Stock units will be paid in cash, Common Stock, or a combination of cash and Common Stock.

(b) Performance Objectives. The Committee will establish the Performance Objective for each Award of performance shares, consisting of one or more business criteria permitted as Performance Goals hereunder, one or more levels of performance with respect to each such criteria, and the amount or amounts payable or other rights that the Participant will be entitled to upon achievement of such levels of performance. The Performance Objective will be established by the Committee prior to, or reasonably promptly following the inception of, a Performance Period but, to the extent required by Section 162(m) of the Code, by no later than the earlier of the date that is 90 days after the commencement of the Performance Period or the day prior to the date on which 25 percent of the Performance Period has elapsed. More than one Performance Goal may be incorporated in a Performance Objective, in which case achievement with respect to each Performance Goal may be assessed individually or in combination with each other. The Committee may, in connection with the establishment of Performance Objectives for a Performance Period, establish a matrix setting forth the relationship between performance on two or more Performance Goals and the amount of the Award of performance shares payable for that Performance Period. The level or levels of performance specified with respect to a Performance Goal may be established in absolute terms, as objectives relative to performance in prior periods, as an objective compared to the performance of one or more comparable companies or an index covering multiple companies, or otherwise as the Committee may determine. Performance Objectives must be objective and must otherwise meet the requirements of Section 162(m) of the Code. Performance Objectives may differ for performance shares granted to any one Participant or to different Participants. An Award of performance shares to a Participant who is a Covered Employee must (unless the Committee determines otherwise) provide that in the event of the Participant’s termination of Continuous Service prior to the end of the Performance Period for any reason, such Award will be payable only (i) if the applicable Performance Objectives are achieved and (ii) to the extent, if any, as the Committee determines.

(c) Certification. Following the completion of each Performance Period, the Committee must certify in writing, in accordance with the requirements of Section 162(m) of the Code, whether the Performance Objectives and other material terms of an Award of performance shares have been achieved or met. Unless the Committee determines otherwise, performance shares may not be settled until the Committee has made the certification specified under this Section 9(c).

(d) Adjustment. The Committee may, in its discretion, reduce or eliminate the amount of payment with respect to an Award of performance shares to a Covered Employee, notwithstanding the achievement of a specified Performance Objectives; provided, that, no such adjustment may be made that would adversely impact a Participant following a Change in Control.

(e) Maximum Amount Payable. Subject to Section 18, the maximum number of performance shares subject to any Award to a Covered Employee is 1,000,000 for each 12 month period during the Performance Period (or, to the extent the Award is paid in cash, the maximum dollar amount of any such Award is the equivalent cash value, based on the Fair Market Value of the Common Stock, of such number of shares of Common Stock on the last day of the Performance Period).

      10. Share Purchases. The Committee may authorize eligible individuals to purchase Common Stock in the Company at a price equal to, below or above the Fair Market Value of the Common Stock at the time of grant. Any such offer may be subject to the conditions and terms the Committee may impose.

      11. Stock Appreciation Rights. The Committee may in its discretion, either alone or in connection with the grant of another Award, grant stock appreciation rights in accordance with the Plan, the terms and conditions of which must be set forth in an agreement. If granted in connection with an Option, a stock appreciation right will cover the same number of shares of Common Stock covered by the Option (or such lesser number of shares as the Committee may determine) and will, except as provided in this Section 11, be subject to the same terms and conditions as the related Option.

(a) Time of Grant. A stock appreciation right may be granted (i) at any time if unrelated to an Option, or (ii) if related to an Option, either at the time of grant, or in the case of Nonqualified Stock Options, at any time thereafter during the term of such Option.

(b) Stock Appreciation Right Related to an Option.

(i) A stock appreciation right granted in connection with an Option will be exercisable at such time or times and only to the extent that the related Options are exercisable, and will not be transferable except to the extent the related Option may be transferable. A stock appreciation right granted in connection with an Incentive Stock Option will be exercisable only if the Fair Market Value of a share of Common Stock on the date of exercise exceeds the purchase price specified in the related Incentive Stock Option agreement.

(ii) Upon the exercise of a stock appreciation right related to an Option, the Participant will be entitled to receive an amount determined by multiplying (A) the excess of the Fair Market Value of a share of Common Stock on the date preceding the date of exercise of such stock appreciation right over the per share purchase price under the related Option, by (B) the number of shares of Common Stock as to which such stock appreciation right is being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any stock appreciation right by including such a limit in the agreement evidencing the stock appreciation right at the time it is granted.

(iii) Upon the exercise of a stock appreciation right granted in connection with an Option, the Option will be canceled to the extent of the number of shares as to which the stock appreciation right is exercised, and upon the exercise of an Option granted in connection with a stock appreciation right, the stock appreciation right will be canceled to the extent of the number of shares of Common Stock as to which the Option is exercised or surrendered.

(c) Stock Appreciation Right Unrelated to an Option. The Committee may grant to a Participant stock appreciation rights unrelated to Options. Stock appreciation rights unrelated to Options will contain such terms and conditions as to exercisability, vesting and duration as the Committee determines, but in no event may they have a term of greater than ten years; provided, that, unless otherwise provided in an Award agreement, upon the death or Disability of a Participant, stock appreciation rights that would otherwise remain exercisable for a period of time following such death or Disability, will remain exercisable for one year following death notwithstanding the term of the Award. Upon exercise of a stock appreciation right unrelated to an Option, the Participant will be entitled to receive an amount determined by multiplying (i) the excess of the Fair Market Value of a share on the date preceding the date of exercise of such stock appreciation right over the per share exercise price of the stock appreciation right, by (ii) number of shares of Common Stock as to which the stock appreciation right is being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any stock appreciation right by including such a limit in the agreement evidencing the stock appreciation right at the time it is granted.

(d) Method of Exercise. Stock appreciation rights may be exercised by a Participant only by a written notice delivered in person or by mail to the Company at the Company’s principal executive office, specifying the number of shares of Common Stock with respect to which the stock appreciation right is being exercised. If requested by the Committee, the Participant must deliver the agreement evidencing the stock appreciation right being exercised and the agreement evidencing any related Option to the Secretary of the Company, who will endorse thereon a notation of such exercise and return such agreement to the Participant.

(e) Form of Payment. Payment of the amount determined under this Section 11 may be made in the discretion of the Committee solely in whole shares of Common Stock in a number determined at their Fair Market Value on the date preceding the date of exercise of the stock appreciation right, or solely in cash, or in a combination of cash and shares. If the Committee decides to make full payment in shares in Common Stock and the amount payable results in a fractional share, payment for the fractional share will be made in cash.

      12. Share Awards. Subject to such performance and employment conditions as the Committee may determine, awards of Common Stock or awards based on the value of the Common Stock may be granted either alone or in addition to other Awards granted under the Plan. Any Awards under this Section 12 and any Common Stock covered by any such Award may be forfeited to the extent so provided in the Award agreement, as determined by the Committee. Payment of Common Stock awards made under this Section 12 that are based on the value of Common Stock may be made in Common Stock or in cash or in a combination thereof (based upon the Fair Market Value of the Common Stock on the date of payment), all as determined by the Committee in its sole discretion.

      13. Special Provisions.

(a) Change in Control. The Committee may, in its discretion, provide in any Award agreement whether, upon the occurrence of a Change in Control, all Options and stock appreciation rights represented by such Award agreement may automatically become vested and exercisable in full, and all restrictions or performance conditions, if any, on any Common Stock awards, restricted Common Stock, restricted Common Stock units, performance shares or performance share units granted thereunder will automatically lapse. The Committee may, in its discretion, include such further provisions and limitations in any agreement documenting such Awards as it may deem equitable and in the best interests of the Company.

(b) Forfeiture. Notwithstanding anything in the Plan to the contrary, and unless otherwise specifically provided in an Award agreement, in the event of a serious breach of conduct by a Participant or former Participant (including, without limitation, any conduct prejudicial to or in conflict with the Company or its Subsidiary or any material breach of a contractual obligation to the Company or its Subsidiary) the Committee may (i) cancel any outstanding Award granted to such Participant or former Participant, in whole or in part, whether or not vested, and/or (ii) if such conduct or activity occurs within one year following the exercise or payment of an Award, require such Participant or former Participant to repay to the Company any gain realized or payment received upon the exercise or payment of such Award (with such gain or payment valued as of the date of exercise or payment). Such cancellation or repayment obligation will be effective as of the date specified by the Committee. Any repayment obligation must be satisfied in cash or, if permitted in the sole discretion of the Committee, it may be satisfied in shares of Common Stock (based upon the Fair Market Value of the share of Common Stock on the date of payment), and the Committee may provide for an offset to any future payments owed by the Company or any Subsidiary to the Participant or former Participant if necessary to satisfy the repayment obligation. The determination of whether a Participant or former Participant has engaged in a serious breach of conduct will be determined by the Committee in good faith and in its sole discretion.

(c) Deferral. The Committee will be authorized to establish procedures pursuant to which the payment of any Award may be deferred. Subject to the provisions of the Plan and any Award agreement, the recipient of an Award (including, without limitation, any deferred Award) may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, cash dividends, or cash payments in amounts equivalent to cash dividends on shares (“dividend equivalents”), with respect to the number of shares of Common Stock covered by the Award, as determined by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) will be deemed to have been reinvested in additional shares or otherwise reinvested.

(d) Withholding. Upon (a) disposition of shares of Common Stock acquired pursuant to the exercise of an Incentive Stock Option granted pursuant to the Plan within two years of the grant of the Incentive Stock Option or within one year after exercise of the Incentive Stock Option, or (b) exercise of a Nonqualified Stock Option (or an Incentive Stock Option treated as a Nonqualified Stock Option), exercise of a stock appreciation right or the vesting or payment of any other Award under the Plan or (c) under any other circumstances determined by the Committee in its sole discretion, the Company will have the right to require any Participant, and such Participant by accepting the Awards granted under the Plan agrees, to pay to the Company the amount of any Federal, state, local income taxes or other taxes incurred by reason of the exercise of Options granted hereunder that the Company may be required to withhold with respect thereto. In the event of clauses (a), (b) or (c), Participant will pay to the

Company such amount as the Company deems necessary to satisfy its minimum tax withholding obligation and such payment will be made: (i) in cash, (ii) to the extent authorized by the Committee, having the Company retain shares which would otherwise be delivered upon exercise of an Option, (iii) to the extent authorized by the Committee, delivering or attesting to ownership of Shares owned by the holder of the Option for at least 6 months prior to the exercise of such Option or (iv) any combination of any such methods. For purposes hereof, Shares will be valued at Fair Market Value.

      14. Nontransferability; Beneficiaries. Unless otherwise determined by the Committee with respect to the transferability of Nonqualified Stock Options by a Participant to his Immediate Family Members (or to trusts or partnerships or limited liability companies established for such family members), no Award may be assigned or transferred by the Participant, otherwise than by will or the laws of descent and distribution or pursuant to a beneficiary designation, and Options may be exercised, during the Participant’s lifetime, only by the Participant (or by the Participant’s legal representatives in the event of the Participant’s incapacity). Each Participant may designate a beneficiary to exercise any Option held by the Participant at the time of the Participant’s death or to be assigned any other Award outstanding at the time of the Participant’s death. If no beneficiary has been named by a deceased Participant, any Award held by the Participant at the time of death will be transferred as provided in his will or by the laws of descent and distribution. Except in the case of the holder’s incapacity, an Option may only be exercised by the holder thereof.

      15. No Right to Continuous Service. Nothing contained in the Plan or in any Award under the Plan will confer upon any Participant any right with respect to the continuation of service with the Company or any of its Subsidiaries, or interfere in any way with the right of the Company or its Subsidiaries to terminate his or her Continuous Service at any time. Nothing contained in the Plan will confer upon any Participant or other person any claim or right to any Award under the Plan.

      16. Governmental Compliance. Each Award under the Plan will be subject to the requirement that if at any time the Committee determines that the listing, registration or qualification of any shares issuable or deliverable thereunder upon any securities exchange or under any Federal or state law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition thereof, or in connection therewith, no such grant or award may be exercised or shares issued or delivered unless such listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Committee.

      17. Adjustments; Corporate Events.

(a) In the event of any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event (an “Event”), and in the Committee’s opinion, such event affects the Common Stock such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an Award, then the Committee may, in such manner as it may deem equitable, without limitation, adjust any or all of the following: (i) the number and kind of shares of Common Stock (or other securities or property) with respect to which Awards may be granted or awarded; (ii) the number and kind of shares of Common Stock (or other securities or property) subject to outstanding Awards; and (iii) the grant or exercise price with respect to any Award. Any such adjustment made to an Incentive Stock Option must be made in accordance with Section 424(a) of the Code unless otherwise determined by the Committee in its sole discretion. The Committee’s determination under this Section 18(a) will be final, binding and conclusive.

(b) Upon the occurrence of an Event in which outstanding Awards are not to be assumed or otherwise continued following such an Event, the Committee may, in its discretion, terminate any outstanding Award without a Participant’s consent and (i) provide for either the purchase of any such

Award for an amount of cash equal to the amount that could have been attained upon the exercise of such Award or realization of the Participant’s rights had such Award been currently exercisable or payable or fully vested or the replacement of such Award with other rights or property selected by the Committee in its sole discretion and/or (ii) provide that such Award may be exercised (whether or not vested) as to all shares covered thereby for at least 30 days prior to such Event.

(c) The existence of the Plan, the Award agreement and the Awards granted hereunder will not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

      18. Amendment. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that (a) no amendment may be made without stockholder approval if such approval is necessary to comply with any applicable law, regulation or stock exchange rule and (b) except as provided in Section 18, no amendment may be made that would adversely affect the rights of a Participant under an Award theretofore granted, without such Participant’s written consent.

      19. General Provisions.

(a) The Committee may require each Participant purchasing or acquiring shares pursuant to an Award under the Plan to represent to and agree with the Company in writing that such Participant is acquiring the shares for investment and without a view to distribution thereof.

(b) All certificates for Common Stock delivered under the Plan pursuant to any Award will be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed and any applicable Federal or state securities law; and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. If the Committee determines that the issuance of Common Stock hereunder is not in compliance with, or subject to an exemption from, any applicable Federal or state securities laws, such shares may not be issued until such time as the Committee determines that the issuance is permissible.

(c) It is the intent of the Company that the Plan satisfy, and be interpreted in a manner that satisfies, the applicable requirements of Rule 16b-3 as promulgated under Section 16 of the Exchange Act so that Participants will be entitled to the benefit of Rule 16b-3, or any other rule promulgated under Section 16 of the Exchange Act, and will not be subject to short-swing liability under Section 16 of the Exchange Act. Accordingly, if the operation of any provision of the Plan would conflict with the intent expressed in this Section 20(c), such provision to the extent possible will be interpreted and/or deemed amended so as to avoid such conflict.

(d) Except as otherwise provided by the Committee in the applicable grant or Award agreement, a Participant will have no rights as a stockholder with respect to any shares of Common Stocks subject to an Award until a certificate or certificates evidencing shares of Common Stock will have been issued to the Participant and, subject to Section 18, no adjustment may be made for dividends or distributions or other rights in respect of any share for which the record date is prior to the date on which Participant becomes the holder of record thereof.

(e) The law of the State of Delaware will apply to all Awards and interpretations under the Plan regardless of the effect of such state’s conflict of laws principles.

(f) Where the context requires, words in any gender will include any other gender.

(g) Headings of Sections are inserted for convenience and reference; they do not constitute any part of this Plan.

(h) The Committee will have the power to accelerate the time at which an Award may be exercisable or vest notwithstanding the terms of any Award agreement.

(i) No payment pursuant to the Plan may be taken into account in determining any benefits pursuant to any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary, except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

(j) The expenses of administering the Plan will be borne by the Company and its Subsidiaries.

(k) No fractional shares of Common Stock may be issued and the Committee determines, in its discretion, whether cash will be given in lieu of fractional shares or whether such fractional shares will be eliminated by rounding up or down, as appropriate.

(l) The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award agreement will give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.

      20. Expiration of the Plan. Subject to earlier termination pursuant to Section 19, no Award may be granted following the ten year anniversary of the Effective Date and, except with respect to outstanding Awards, this Plan will terminate on such date.

      21. Effective Date; Approval of Stockholders. The Plan is effective as of the date it is approved by the Board (the “Effective Date”); provided, that, no Option may be exercised and no Award may be paid or vest, unless and until the Plan has been approved by the affirmative vote of the holders of a majority of the securities of the Company present, or represented, and entitled to vote at a meeting of stockholders duly held in accordance with the applicable laws of the State of Delaware within twelve months after the date the Plan is adopted by the Board. If such stockholder approval is not obtained in a timely fashion, this Plan and all outstanding Awards, if any, will automatically terminate. Unless the Company determines to submit Section 9 of the Plan and the definition of Performance Goal to the Company’s stockholders at the first stockholder meeting that occurs in the fifth year following the year in which the Plan was last approved by stockholders (or any earlier meeting designated by the Board), in accordance with the requirements of Section 162(m) of the Code, and such stockholder approval is obtained, then no further performance shares may be made to Covered Employees under Section 9 after the date of such annual meeting, but the remainder of the Plan will continue in effect.

APPENDIX B

NORTHGATE INNOVATIONS, INC.

Audit Committee Charter

      This Audit Committee Charter (“Charter”) sets forth the purpose and membership requirements of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Northgate Innovations, Inc. (the “Company”) and establishes the authority and responsibilities delegated to it by the Board.

      1. Purpose. The Committee has oversight over (i) the accounting and financial reporting processes of the Company, (ii) the integrity of the Company’s financial statements and disclosures, (iii) the Company’s compliance with legal and regulatory requirements, (iv) the qualifications and independence of the Company’s independent auditing firm (the “External Auditors”), (v) the performance of the Company’s internal audit function and External Auditors, (vi) the Company’s internal control systems, and (vii) the Company’s process for monitoring compliance with the Company’s Code of Conduct.

      2. Committee Members.

2.1. Composition and Appointment. The Committee will consist of one (1) or more members of the Board; provided that, as soon as the Board has sufficient members who meet the independence requirements set forth below, the Committee will consist of at least three (3) members of the Board. The Board will designate members of the Committee on the recommendation of the Nominating and Corporate Governance Committee. The members and Chairman of the Committee will be appointed by the Board. Membership on the Committee will rotate at the Board’s discretion. The Board will fill vacancies on the Committee and may remove a Committee member from the membership of the Committee at any time without cause. Members will serve until their successors are appointed by the Board.

2.2. Independence. Each member of the Committee must meet the independence requirements of the NASDAQ Stock Market Marketplace Rules (“NASDAQ”) and applicable state and federal law, including the rules and regulations of the Securities and Exchange Commission (“SEC”), including the following requirements:

2.2.1. To be “independent,” a director may not be an officer or employee of the Company or any of its subsidiaries and may not have a relationship with the Company that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

2.2.2. No director may be considered “independent” if such director is affiliated with the Company or any subsidiary thereof in any capacity, other than in such director’s capacity as a member of the Board, the Committee or any other Board committee.

2.2.3. No director may be considered “independent” if such director receives, directly or indirectly, any consulting, advisory or other compensatory fee from the Company or any subsidiary thereof, other than fees received in such director’s capacity as a member of the Board, the Committee or any other Board committee and fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the Company (provided such compensation is not contingent in any way on continued service).

2.2.4. No director may be considered “independent” if such director is, or has been at any time during the past three years, employed by the Company or by any parent or subsidiary of the Company.

2.2.5. No director may be considered “independent” if such director is a family member of an individual who is, or has been at any time during the past three years, employed by the Company or by any parent or subsidiary of the Company as an executive officer.

2.2.6. No director may be considered “independent” if such director is, or has a family member who is, a partner in, or controlling shareholder or an executive officer of, any organization (including any not-for-profit organization) to which the Company made, or from which the Company received, payments for property or services in the current fiscal year or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenues for the applicable year, or $200,000, whichever is more, other than (i) payments arising solely from investments in the Company’s securities, or (ii) payments made under non-discretionary charitable contribution matching programs.

2.2.7. No director may be considered “independent” if such director is, or has a family member who is, employed as an executive officer of another entity when at any time during the past three years any of the executive officers of the Company served on the compensation committee (or, in the absence of a compensation committee, the board committee performing equivalent functions, or, in the absence of such committee, the board of directors) of such other entity.

2.2.8. No director may be considered “independent” if (i) such director is, or has a family member who is, a current partner of the Company’s External Auditor, or (ii) such director, or a family member of such director, (a) was a partner or employee of the Company’s External Auditor, and (b) worked on the audit engagement for the Company at any time during the past three years.

For purposes of the above, the term “family member” means a person’s spouse, parents, children and siblings, whether by blood, marriage or adoption, or anyone who resides in such person’s home and the term “executive officer” means those officers covered by Rule 16a-1(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any successor provision to such rule.

Notwithstanding Subsections 2.2.1., 2.2.4., 2.2.5., 2.2.6., 2.2.7. and 2.2.8. above, the Committee may, under exceptional and limited circumstances, have one (1) member who is not “independent”; provided, that (i) such member is not a current officer or employee or a family member of an officer or employee of the Company or any parent or subsidiary of the Company, (ii) the Board determines that membership on the Committee by such individual is required by the best interests of the Company and its stockholders and (iii) the Board discloses, in the Company’s proxy statement prepared in connection with its next annual meeting of stockholders subsequent to such determination, the details of such individual’s relationship with the Company that would otherwise prohibit such individual from being considered “independent” and the reasons for the Board’s determination that the membership of such individual on the Committee is required by the best interest of the Company and its stockholders. An individual that is serving as a member of the Committee pursuant to this exception may not serve for more than two years and may not serve as the Chairman of the Committee.

2.3. Financial Statements. No person that participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years may be a member of the Committee.

2.4. Financial Literacy. Each member of the Committee must be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, and cash flow statement. At least one (1) member of the Committee must have past employment experience in finance or accounting, requisite professional certification in accounting or any other comparable experience or background that results in the member’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. In addition, in connection with the preparation of any reports regarding the financial experience of the members of the Committee to be included in the Company’s periodic public reports, the Board will determine with respect to each member of the Committee whether or not, in the Board’s judgment, such member is an “audit committee financial expert,” as such term is defined by the SEC. A director who qualifies as an “audit committee financial expert” is presumed to qualify under the financial sophistication test set forth above.

2.5. Subcommittees. The Committee will have the authority to delegate authority and responsibilities to subcommittees; provided that no subcommittee shall consist of less than two members.

      3. Authority.

3.1. Education. To help ensure that the members of the Committee have the proper knowledge to perform their responsibilities, Committee members will have the authority, at the Company’s expense, to attend outside educational programs, retain outside professionals to conduct educational programs and undertake other appropriate steps to keep current with developments in accounting, disclosure, risk management, internal controls and auditing matters that are relevant to the carrying out of the Committee’s responsibilities.

3.2. Advisors. The Committee will have the authority to retain, at the Company’s expense, independent legal, financial and other advisors (“Advisors”) it deems necessary to fulfill its responsibilities.

3.3. Investigations. The Committee will have the authority to conduct investigations that it deems necessary to fulfill its responsibilities.

3.4. Information. The Committee will have the authority to require any officer, director or employee of the Company, the Company’s outside legal counsel and the External Auditor to meet with the Committee and any of its Advisors and to respond to their inquiries. The Committee will have full access to the books, records and facilities of the Company in carrying out its responsibilities.

3.5. Funding. The Committee will have the authority to determine, on behalf of the Company, the compensation of (i) the External Auditor for its services in rendering an audit report and (ii) any Advisors employed by the Company pursuant to Section 3.2.

      4. Meetings.

4.1. Frequency of Meetings. The Committee will meet at least once per fiscal quarter in connection with (i) its review of the Company’s financial statements and the Company’s disclosures that are to be included in its Form 10-Q and Form 10-K filings with the SEC, including the disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and (ii) the preparation of the Committee’s report to be included in the Company’s proxy statement in connection with the Company’s annual meeting of stockholders pursuant to Section 10.4 below. The Chairman may call a special meeting at any time he or she deems advisable.

4.2. Executive Sessions. The Committee will maintain free and open communication with (i) the Company’s chief executive officer (“CEO”), (ii) the Company’s chief financial officer (“CFO”), (iii) the Company’s chief of internal auditing (“Internal Auditor”), (iv) the External Auditor, and (v) the Company’s general counsel (“General Counsel”) and will periodically meet in separate executive (private) sessions with each such person, to discuss any matters that the Committee or any such person believes should be discussed privately with the Committee.

4.3. Minutes. Minutes of each meeting of the Committee will be kept to document the discharge by the Committee of its responsibilities and a copy thereof will be sent to the members of the Board.

4.4. Quorum. A quorum will consist of the greater of one-third of the Committee’s membership or one person. All action taken by the Committee will be deemed approved on the vote of a majority of its members.

4.5. Agenda. The Chairman of the Committee will prepare an agenda for each meeting of the Committee, in consultation with Committee members and any appropriate member of Company’s management or staff, as necessary. As requested by the Chairman, members of the Company’s management and staff will assist the Chairman with the preparation of any background materials necessary for any Committee meeting.

4.6. Presiding Officer. The Chairman of the Committee will preside at all Committee meetings. If the Chairman is absent at a meeting, a majority of the Committee members present at a meeting will appoint a different presiding officer for that meeting.

      5. External Auditor Oversight.

5.1. Selection and Evaluation. Subject to stockholder ratification, if such ratification is required, the Committee will have sole responsibility for the appointment, retention, oversight, termination and replacement of the External Auditor and for the approval of all audit and engagement fees. The Committee will annually, following the completion of the Audit Reports and at such other times as it deems appropriate, evaluate the performance of the External Auditor, including a specific evaluation of the External Auditor’s lead (or coordinating) audit partner having primary responsibility for the Company’s audit.

      5.2. Pre-Approval of External Auditor Services.

5.2.1. Committee Pre-Approval. No audit services or non-audit services may be provided to the Company by the External Auditor unless first pre-approved by the Committee and unless permitted by applicable securities laws and the rules and regulations of the SEC. If the Committee approves an audit service within the scope of the engagement of the External Auditor, such audit service will be deemed to have been pre-approved for purposes of this Section.

5.2.2. Pre-Approval Exception. Pre-approval will not be required under Section 5.2.1 for non-audit services provided by the External Auditor, if (i) the aggregate amount of all such non-audit services provided to the Company constitutes not more than the five percent (5%) of the total amount of revenues paid by the Company to the External Auditor during the fiscal year in which such non-audit services are provided, (ii) such non-audit services were not recognized by the Company at the time of the External Auditor’s engagement to be non-audit services, and (iii) such non-audit services are promptly brought to the attention of the Committee and approved by the Committee prior to the completion of the audit.

5.2.3. Delegation of Pre-Approval Authority. The Committee may delegate to one (1) or more members of the Committee the authority to grant pre-approval of non-audit services required by this Section, including the pre-approval described in clause (iii) of Section 5.2.2. The decision of any member to whom such authority is delegated to pre-approve non-audit services will be presented to the full Committee for its approval at its next scheduled meeting.

5.3. Independence. The Committee will periodically meet with management, the Internal Auditor and the External Auditor to assess and satisfy itself that the External Auditor is “independent” in accordance with the rules and regulations of the NASDAQ and the SEC. The Committee will annually obtain from the External Auditor a written statement delineating (i) all relationships between the External Auditor and the Company that may impact the External Auditor’s objectivity and independence, (ii) confirmation that none of the Company’s CEO, controller, CFO, chief accounting officer, Internal Auditor, or any person serving in an equivalent position to any of the foregoing for the Company, was employed by such External Auditor and participated in any capacity in the audit of the Company during the one (1) year period preceding the date of the initiation of the audit for which the External Auditor is engaged, and (iii) all the disclosures required by Independence Standards Board Standard No. 1.

5.4. Quality Control. The Committee will obtain annually from the External Auditor a written report describing (i) the External Auditor’s internal quality-control procedures; and (ii) any material issues raised by (a) the External Auditor’s most recent internal quality-control review, or peer review or (b) any inquiry or investigation by governmental or accounting profession authorities, in each case, within the preceding five years, respecting one or more independent audits carried out by the External Auditor, and any steps taken to deal with any such issues.

5.5. Audit Partner Rotation. The Committee will obtain annually from the External Auditor a written statement confirming that neither the lead (or coordinating) audit partner having primary responsibility for the Company’s audit nor the audit partner responsible for reviewing the Company’s audit has performed audit services for the Company in each of the Company’s five (5) previous fiscal years.

5.6. External Auditor Reports Review. The Committee will review with management, the Internal Auditor and the External Auditor (i) any reports required to be prepared by the External Auditor under Section 10A(k) of the Exchange Act regarding (a) all critical accounting policies and practices used by the Company and (b) all alternative treatments of the Company’s financial information within GAAP that have been discussed with management, the ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the External Auditor; and (ii) all other material written communications between the External Auditor, management and the Internal Auditor, such as any management letter or schedule of unadjusted differences.

5.7. Internal Control Assessment. The Committee will obtain annually from the External Auditor a written report in which the External Auditor attests to and reports on the assessment of the Company’s internal controls made by the Company’s management.

5.8. Accountability of External Auditor. The External Auditor will report directly to the Committee and will be ultimately accountable to the Committee. The Committee will obtain an annual written statement from the External Auditor confirming its accountability to the Committee.

5.9. Audit Assessment. The Committee will annually assess with management, the Internal Auditor and the External Auditor any problems or difficulties encountered in connection with the audit process, including any restrictions on the scope of the External Auditor’s activities or on access to requested information, any accounting adjustments that were noted or proposed by the External Auditor but that were passed (as immaterial or otherwise), any communications between the External Auditor’s team assigned to the Company’s audit and the External Auditor’s national office respecting auditing or accounting issues presented by the Company’s audit, and any “management” or “internal control” letter issued, or proposed to be issued, by the External Auditor to the Company.

5.10. SAS 61 Communications. The Committee will discuss with the External Auditor the matters required to be discussed under Statement on Auditing Standards No. 61.

5.11. Audit Disagreement Inquiry. The Committee will periodically inquire of management and the External Auditor as to any disagreements that may have occurred between them relating to the Company’s financial statements or disclosures. The Committee will have sole responsibility for the resolution of any disagreements between management and the External Auditor regarding financial reporting.

5.12. Hiring Policy. The Committee will draft a policy regarding the hiring by the Company of employees or former employees of the Company’s External Auditors. After consideration of the pressures that may exist for employees of the External Auditor to consciously or subconsciously seek employment with the Company, the Committee will make a determination as to whether or not such policy should be disclosed to the External Auditor and whether or not the External Auditor should be required to disclose such policy to each of its employees that provide services in connection with the Company’s audit.

      6. Internal Auditing Oversight.

6.1. Internal Auditing Staff. The Committee will annually evaluate the performance of the Internal Auditor and the internal auditing department with management and the External Auditor.

6.2. Internal Audit Process. The Committee will oversee the Company’s internal audit function and any other appropriate control process in place for reviewing and approving the Company’s internal transactions and accounting; provided that (i) this Section 6.2 may not be construed to require the Company to establish a separate internal audit department or dedicate employees to the task on a full-time basis and (ii) the Company may choose to outsource this function to a firm other than any External

Auditor. The Committee will meet periodically, at its discretion, with the Internal Auditor, the External Auditor and management to review (i) plans for the internal audit program (including scope, responsibilities, budget and staffing) for the coming year, (ii) the coordination of such plans with the work of the External Auditor, and (iii) the progress and results of the internal auditing process.

6.3. Internal Audit Reports. The Committee will meet periodically, at its discretion, with the Internal Auditor to review any significant reports to management prepared by the internal auditing staff. The Internal Auditor will provide a summary of all significant internal audit reports to the Committee each quarter.

      7. Financial Statements And Disclosure Oversight.

7.1. SEC Filings and Earnings Releases and Guidance. Prior to the filing by the Company with the SEC of any annual report on Form 10-K or any quarterly report on Form 10-Q, the Committee will review with management and the External Auditor the financial statements and the disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein. In addition, the Committee will periodically, at its discretion, review with management and the External Auditor the Company’s procedures (including types of information to be disclosed and the type of presentation to be made) with respect to press releases that contain information regarding the Company’s historical or projected financial performance and the provision of any such information, earnings guidance or other financial information to a financial analyst or rating agency. Such reviews should include consideration of (i) off-balance sheet transactions, obligations (including contingent obligations) and other relationships with unconsolidated entities or other persons that may have a current or future effect on the Company’s financial condition, results of operation, liquidity, capital expenditures or significant components of revenues or expenses; (ii) pro forma financial information, including any information required to reconcile such information with financial information prepared in accordance with GAAP; (iii) underlying estimates upon which the presented financial information is based; (iv) the reasonableness of significant judgments made in the preparation of the presented financial information; (v) whether, notwithstanding proper technical application of the applicable accounting rules, the presented financial information conforms to the accounting principles upon which the relevant accounting rules are based; and (vi) whether, notwithstanding proper technical application of the applicable accounting rules, the presented financial information misleads investors as to the Company’s underlying economic condition.

7.2. Accounting Changes. The Committee will, before their implementation, review with management and the External Auditor and approve all significant changes proposed to be made in the Company’s accounting principles and practices.

7.3. Adequate Disclosure. The Committee will periodically, at its discretion, inquire of management, the External Auditor, the General Counsel and, if the Committee deems it appropriate, outside legal counsel as to whether the Company’s financial statements comport with the disclosure requirements of federal securities laws, notwithstanding their conformity to accounting principles and practices.

7.4. Criticisms. The Committee will periodically, at its discretion, inquire of management, the General Counsel and the External Auditor as to their knowledge of any criticism of the Company’s financial statements or disclosures by any financial analysts, rating agencies, media sources or other reliable third-party sources. The Committee will establish procedures for (i) the receipt, retention, investigation and resolution of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential anonymous submission by the Company’s employees of concerns regarding questionable accounting or auditing matters.

      8. Internal Controls and Compliance with Laws and Regulations and Code of Conduct Oversight.

8.1. Internal Controls and Compliance Policies. For the purpose of assessing their adequacy and effectiveness, the Committee (i) will periodically, at its discretion, review and assess with management, the Internal Auditor, the General Counsel and the External Auditor (a) the Company’s internal control systems, including whether such controls are reasonably designed to ensure that appropriate information comes to the attention of the Committee in a timely manner, prevent violations of law and corporate policy and permit the Company to prepare accurate and informative financial reports, (b) the Company’s policies on compliance with laws and regulations, (c) the Company’s Code of Conduct, and (d) the methods and procedures for monitoring compliance with such policies; and (ii) will elicit any recommendations for the improvement of the Code of Conduct and such controls, policies, methods and procedures. The Committee will review with management and the External Auditor, prior to its annual filing, the internal control report (containing the annual assessment of the effectiveness of the internal control structure and procedures of the Company for ensuring the accuracy of public disclosures) that is required to be filed by the Company with the SEC on Form 10-K.

8.2. Information Security. The Committee will periodically, at its discretion, review and assess with management and the External Auditor the adequacy of the security for the Company’s information systems and the Company’s contingency plans in the event of a systems breakdown or security breach.

8.3. Code of Conduct Violations. The Committee will periodically, at its discretion, inquire of management, the Internal Auditor and the External Auditor as to their knowledge of (i) any violation of the Code of Conduct, (ii) any waiver of compliance with the Code of Conduct, and (iii) any investigations undertaken with regard to compliance with the Code of Conduct. The Committee will not have the power to grant waivers to the Code of Conduct. Any waiver of the Code of Conduct with respect to a director or executive officer may only be granted by the Board. All waivers granted by the Board must be promptly reported to the entire Board and be publicly disclosed as required by the rules and regulations of the SEC and NASDAQ.

8.4. Misconduct Allegations. The Committee will periodically, at its discretion, inquire of management and the General Counsel of their knowledge of any allegations of director or officer misconduct or misconduct by the Company (whether made by employees or third parties).

8.5. Disagreements with Legal Counsel. The Committee will periodically, in its discretion, inquire of management, the General Counsel and, if appropriate, outside legal counsel of any disagreements that may have occurred between management and legal counsel regarding any public disclosures or any other legal compliance issue.

      9. Risk Management Oversight.

9.1. Risk Exposure. The Committee will periodically meet with management and each Independent Auditor to review and discuss (i) guidelines and policies with respect to risk assessment and risk management to the extent necessary or appropriate to govern the process by which the Company’s risk assessment and management is undertaken and handled (although the Committee is not required to be the sole body responsible for risk assessment and management) and (ii) the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures. If the Company manages and assesses its risk through mechanisms other than the Committee, the mechanisms need not be replaced by the Committee, but the processes in place should be reviewed in a general manner by the Committee.

9.2. Insurance. The Committee will periodically review and assess with management and the General Counsel insurance coverage, including Directors and Officers Liability, property and casualty loss, errors and omissions and surety bonds.

9.3. Special-Purpose Entities and Off-Balance Sheet Transactions. The Committee will periodically meet with management, the Internal Auditor, the General Counsel and the External Auditor to review and assess all “special-purpose” entities of the Company and all complex financing transactions involving the Company, including all related off-balance sheet accounting matters.

9.4. Consultation with Legal Counsel. The Committee will periodically, at its discretion, review with the General Counsel and, if the Committee deems it appropriate, outside legal counsel legal matters (including material claims, pending legal proceedings, government investigations and material reports, notices or inquires received from governmental agencies) that may have a significant impact on the Company’s financial statements or risk management.

      10. Reports and Assessments.

10.1. Board Reports. The Chairman of the Committee will, periodically, at his or her discretion, report to the Board on Committee actions and on the fulfillment of the Committee’s responsibilities under this Charter. Such reports may include any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s External Auditors and the performance of the Company’s internal audit function.

10.2. Charter Assessment. The Committee will annually assess the adequacy of this Charter and advise the Board and the Nominating and Corporate Governance Committee of its assessment and of its recommendation for any changes to the Charter.

10.3. Committee Self-Assessment. The Committee will annually make a self-assessment of its performance and will report the results of such self-assessment to the Board and the Nominating and Corporate Governance Committee.

10.4. Proxy Statement Report. The Committee will prepare an annual report as required by the rules and regulations of the SEC and submit it to the Board for inclusion in the Company’s proxy statement prepared in connection with its annual meeting of stockholders.

10.5. Recommend Action. The Committee will annually make a determination as to whether to recommend to the Board that the audited financials (certified by the External Auditor) be included in the Company’s annual report on Form 10-K for filing with the SEC.

10.6. Board Access to External Auditor. The Committee will, whenever the Board or the Committee deems it appropriate, have the External Auditor attend a meeting of the Board to discuss specific issues and to answer questions from the directors.

      11. General.

11.1. Financial Statement Responsibility. The Company’s management is responsible for the preparation, presentation and integrity of the Company’s financial statements and disclosures, and the External Auditor is responsible for auditing year-end financial statements and reviewing quarterly financial statements and conducting other procedures. It is not the duty of the Committee to certify the Company’s financial statements, to guarantee the External Auditor’s report or to plan or conduct audits. Since the primary function of the Committee is oversight, the Committee will be entitled to rely on the expertise, skills and knowledge of management, the Internal Auditor and the External Auditor and the accuracy of information provided to the Committee by such persons in carrying out its oversight responsibilities. Nothing in this Charter is intended to change the responsibilities of management and the External Auditor.

11.2. Charter Guidelines. While the responsibilities of the Committee set forth in Section 5 through 10 above are contemplated to be the principal recurring activities of the Committee in carrying out its oversight function, these responsibilities are to serve as a guide with the understanding that the Committee may diverge from them as it deems appropriate given the circumstances.

NORTHGATE INNOVATIONS, INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 26, 2004

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

     The undersigned stockholder of Northgate Innovations, Inc. (the “Company”) hereby appoints Kent A. Savage, Theodore B. Muftic and J. William Wilson or any of them, with full power of substitution, as proxies to cast all votes, as designated below, which the undersigned stockholder is entitled to cast at the 2004 Annual Meeting of Stockholders to be held on Wednesday, May 26, 2004, at 8:00 a.m. (local time) at the Pacific Palms Conference Resort, One Industry Hills Parkway, City of Industry, California 91744 upon the following matters and any other matter as may properly come before the 2004 Annual Meeting of Stockholders or any adjournments thereof.

1.	Election of six directors to serve on the Board of Directors:

Kent A. Savage	Troy Carter	Marc B. Crossman

Samuel J. Furrow, Jr.	David S. Lundeen	Suhail R. Rizvi

[ ]	FOR all the nominees listed above (except as marked to the contrary below).

[ ]	WITHHOLD AUTHORITY to vote for all the nominees listed above.

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW.)

2.	Proposal to approve and adopt the 2004 Stock Incentive Plan.

[ ] FOR [ ] AGAINST [ ] ABSTAIN

(continued and to be dated and signed on reverse side.)

(continued from other side)

     This proxy, when properly executed, will be voted as directed by the undersigned stockholder and in accordance with the best judgment of the proxies as to other matters. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” THE NOMINEES LISTED IN PROPOSAL 1 AND “FOR” PROPOSAL 2 IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PROXIES AS TO OTHER MATTERS.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES LISTED IN PROPOSAL 1 AND “FOR” PROPOSAL 2.

     The undersigned hereby acknowledges prior receipt of the notice of Annual Meeting of Stockholders and proxy statement dated May 3, 2004 and the Annual Report on Form10-K for the fiscal year ended December 31, 2003, and hereby revokes any proxy or proxies heretofore given. This Proxy may be revoked at any time before it is voted by delivering to the Secretary of the Company either a written revocation of proxy or a duly executed proxy bearing a later date, or by appearing at the 2004 Annual Meeting of Stockholders and voting in person.

     If you receive more than one proxy card, please sign and return all cards in the accompanying envelope.

Date: ____________, 2004.
__________________________________________ Signature of Stockholder or Authorized Representative
Please date and sign exactly as name
appears hereon. Each executor,
administrator, trustee, guardian,
attorney-in-fact and other fiduciary
should sign and indicate his or her
full title. In the case of stock
ownership in the name of two or more
persons, all persons should sign

     [   ]  I PLAN TO ATTEND THE MAY 26, 2004 ANNUAL STOCKHOLDERS MEETING

PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY TO ENSURE A QUORUM AT THE MEETING. IT IS IMPORTANT WHETHER YOU OWN FEW OR MANY SHARES. DELAY IN RETURNING YOUR PROXY MAY SUBJECT THE COMPANY TO ADDITIONAL EXPENSE.